                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                     AMENDMENT 1
                                      TO FORM 10

                     GENERAL FORM FOR REGISTRATION OF SECURITIES

                           Under Section 12(b) or 12(g) of
                         The Securities Exchange Act of 1934



                            INTERNET SPORTS NETWORK, INC.
                    (Name of Small Business Issuer in its charter)

     Florida                                             65-0704152
                                              -------------------------------
(State or Other Jurisdiction                 (IRS Employer Identification No.)
of Incorporation or Organization)


225 Richmond Street West, Suite 403, Toronto, Ontario, Canada M5V 1W2

(Address of principal executive offices)                    (Zip Code)


                                    (416) 599-8800

                   (Issuer's Telephone Number, Including Area Code)


Securities to be registered under Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------
            None                                         None
         ----



Securities to be registered pursuant to section 12(g) of the Act:

Common Stock, par value $.001
-----------------------------
     (Title of Class)

                                        PART I

ITEM 1.   DESCRIPTION OF BUSINESS

     A.   BUSINESS DEVELOPMENT

          1.   FORM AND YEAR OF ORGANIZATION


     Internet Sports Network, Inc. was first incorporated in April, 1997 in the state of Nevada. BirchTree Capital Corporation, a Florida corporation was incorporated in the state of Florida on October 4, 1996. BirchTree Capital Corporation was a publicly traded corporation, trading under the symbol BITC on the Over the Counter/Bulletin Board. Effective January 19, 1999, the stockholders of Internet Sports Network, Inc. a Nevada corporation initiated the exchange of one hundred percent (100%) of their shares in that corporation for nine million eighty five thousand two hundred twenty nine (9,085,229) shares of BirchTree Capital Corporation. On February 1, 1999, BirchTree Capital Corporation changed its name to Internet Sports Network, Inc., a Florida corporation, and changed its OTC/BB symbol to ISNI. On February 22, 1999, Internet Sports Network, Inc., a Nevada corporation merged into Internet Sports Network, Inc. a Florida corporation with the Florida corporation being the surviving entity. The surviving entity, Internet Sports Network, Inc., a Florida corporation (the "Company" or "ISN") traded on the over the counter/bulletin board as ISNI.


          2.   ANY BANKRUPTCY, RECEIVERSHIP OR SIMILAR PROCEEDING.

          Not Applicable.

          3. ANY MATERIAL RECLASSIFICATION, MERGER, CONSOLIDATION, OR PURCHASE OR SALE OF A SIGNIFICANT AMOUNT OF ASSETS NOT IN THE ORDINARY COURSE OF BUSINESS.


     In January 1999, Internet Sports Network, Inc., then a privately held Nevada corporation, entered into an agreement with Birchtree Capital Corporation, a Florida shell corporation with no operations which traded on the over the counter/bulletin board as "BITC" and its majority shareholder, Eric Littman. Pursuant to this agreement, Birchtree Capital Corporation issued in excess of 9,000,000 shares of stock to the shareholders of Internet Sports Network, Inc., the Nevada corporation. For the additional consideration of being permitted to retain 1,025,000 shares of common stock of Birchtree Capital Corporation and for the cash payment of $250,000, Mr. Littman agreed to cancel 3,975,000 shares of common stock held in his name. At the time of this transaction, the Company did not have sufficient cash resources to pay the consideration requested by Mr. Littman. Certain of our shareholders, Benitz & Partners and Mark Valentine, agreed to pay the cash consideration portion to Mr. Littman in exchange for receiving an option to purchase 500,000 shares each of common stock held by Mr. Littman. Benitz & Partners and Mark Valentine also agreed to the cancellation of 350,000 shares each of their Internet Sports Network, a Nevada corporation, common stock. Effective January 19, 1999, the stockholders of Internet Sports Network, Inc. a Nevada corporation initiated the exchange of one hundred percent (100%) of their shares for an equal number of shares of common stock of Birchtree Capital Corporation. On February 1, 1999, Birchtree Capital Corporation changed its name to Internet Sports Network, Inc., a Florida corporation, and changed its OTC/BB symbol to ISNI. On February 22, 1999, Internet Sports Network, Inc., a Nevada corporation merged into Internet Sports Network, Inc. a Florida corporation with the Florida corporation being the surviving
entity.   The capitalization of the resulting company, Internet Sports
Network, Inc., a Florida corporation was less than 1% of the issued and outstanding shares of common stock held by former Birchtree Capital Corporation shareholders and greater than 99% of the issued and outstanding shares of common stock held by former Internet Sports Network, Inc. a Nevada corporation.


     Effective February 5, 1999, the Company acquired all of the shares of SportsMark, Inc. an Alberta, Calgary,

Canada corporation, SportsMark Promotions, Inc., a Delaware corporation and Classroom 2000, Inc., an Alberta, Calgary, Canada corporation, and assets of SMP SportsMark Promotions, International, Inc., a Barbados Company (collectively the "SportsMark Companies" or "SportsMark"). This agreement resulted in the Company acquiring SportsMark's subscriber base and the assets of SMP SportsMark Promotions International, Inc. which consisted of the trademarks "Weekend Winners" and "Ultimate Draft" and all of its rights to use U.S. Sports Contest Software. The shareholders of SportsMark received 1,500,000 shares of common stock of ISN and $1,254,000 cash as the consideration granted in this agreement.


     On March 5, 1999, ISN California, Inc. a California corporation was incorporated as a wholly owned subsidiary of ISN. Effective March 5, 1999, the Company entered into a Merger Agreement with Pickem Sports, Inc. a Maine corporation doing business in California ("Pickem") and the individual stockholders of Pickem Sports Inc., wherein ISN would purchase all of the stock of Pickem Sports, Inc. in exchange for one million eight hundred seventy-seven thousand nine hundred ninety five (1,867,995) shares of common stock of ISN and $3,000,000 in cash. Also, pursuant to this Agreement, Pickem Sports, Inc. merged with ISN California, Inc. with ISN California,
Inc. being the surviving entity.   This merger resulted in the Company
acquiring Pickem's web-based contest software. This software creates specific contests for customers and strategic joint venture partners from the Company's proprietary generic programs.


       Effective June 22, 1999, the Company acquired certain assets of National Publisher Services, Inc., an Iowa corporation. These assets consisted of the Ultimate Sports Publishing division, which is made up of the publications: Ultimate Sports Baseball; Ultimate Sports Football; Hawes Fantasy Baseball; Hawes Fantasy Football; Ultimate Sports Basketball, Hawes Fantasy Basketball; and Ultimate Sports Hockey. Pursuant to this agreement, the Company also acquired the trademarks "FTA" and "Ultimate Sports". Ultimate Sports publishes fantasy sports contest publications and provides the Company with a cross-marketing tool between traditional media and web-based media. These assets were acquired for 125,000 shares of common stock of ISN and $860,000 cash.


     ISN Wisconsin, a Wisconsin corporation was incorporated as a wholly owned subsidiary of ISN. Effective June 30, 1999, the Company, ISN Wisconsin, Inc., Innovation Partners Inc., d.b.a. SportsBuff, a Wisconsin corporation ("SportsBuff"), and the individual shareholders of SportsBuff entered into a Merger Agreement, wherein ISN would purchase the stock of SportsBuff in exchange for six hundred sixteen thousand sixty (616,060) shares of common stock of ISN and $1,000,000 cash. Also, pursuant to this Agreement, Innovation Partners, Inc. merged with ISN Wisconsin, Inc. with ISN Wisconsin, Inc. being the surviving entity.

     B.   FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS.


     The Company has sustained losses since its inception. For the period from April 28, 1997 (inception) to April 30, 1998, the Company sustained losses of $643,000. For the period from May 1, 1998 to March 31, 1999, the Company sustained losses of $3,514,000. Management expects substantial losses for the foreseeable future.


     All of ISN's revenue derives from one source, the provision of sports related games, contests and content. These contest revenues are earned primarily from fees from consumers who pay to enter sports contests, fees from companies that license the contest applications, and fees from third parties advertising their products and services where these contests take place.

     The Company has also recently entered the publishing sector whereby it produces and distributes annual pre-season sports magazines which provide content about sports teams and players prior to the start of the given sports season. This sector is expected to make up less than 20% of the Company's total forecasted revenues, assets and net income (loss) for the next year.

     C.   NARRATIVE DESCRIPTION OF BUSINESS.

     ISN is an Internet based sports media and entertainment company specializing in interactive sports contests, as well as offering some non-sports games and contests. The Company offers consumers the opportunity to get involved in their favorite sports by playing skill-testing contests based upon the outcomes of real-life sporting events, such contests being generally known as "fantasy sports". As well as fantasy sports, the Company offers non-fantasy-style contests such as Internet animation games that emulate the action of a real game, and trivia-question applications. The Company's sources of revenue are fees from consumers who pay to enter "pay to play" contests, revenues from media companies that license ISN's applications, and fees from third parties advertising their products and services on web sites and offline media where these contests take place.


     The Company also offers sports contests in offline media such as newspapers in order to augment its Internet distribution channel and to establish its brand in offline channels as a migration path for the rapidly growing number of consumers moving from offline to online media usage.

          1.   PRINCIPAL PRODUCTS AND THEIR MARKETS

THE MARKET


     The Company markets contests in online as well as off-line media. There has been no formal study of the fantasy sports market size, but various industry publications such as Business 2.0 and Silicon Alley Reporter, estimate there is somewhere between 11 to 15 million fantasy sports players online. These players participate in a variety of pay-to-play contests as well as advertising-supported no-fee contests.


     According to Media Matrix, an Internet and Digital Media measurement firm, as of August, 1999, there has been a continuing growth trend in the number of visitors, in the amount of content viewed and the number of hours users spent online over the past twelve months. Media Matrix indicated that:


     - The number of monthly visitors (at home and work combined) to the Internet grew more than 11 percent since July 1998 from 56.6 million to 62.9 million in July 1999.


     - The average number of unique web pages viewed per visitor per day increased by 25 percent to 40.1 pages in July 1999 from 32.2 pages in July 1998.


     - The average number of unique pages viewed per month increased nearly 50 percent over the past twelve months, from 330 unique pages per visitor in July 1998 to 487 per visitor in July 1999.


     - the number of days users accessed the Internet increased nearly 20 percent from 10.3 days in July 1998 to 12.1 days in July 1999. Internet users spent over 36 percent more time on the Internet in July 1999 than a year ago-an increase from 5.8 average hours per person in July 1998 to 7.9 hours in June 1999.


     In August 1999, Jupiter Communications, a provider of research on Internet consumer behavior and Internet commerce, published a survey of attitudes, behaviors and demographics of the online user. This survey estimate the potential online market for sports and non-sports contests.


     According to this survey, participation in contests and sweepstakes is one of the top 10 online activities. Amongst these "top 10 online activities" contest participation showed the single greatest percentage growth annually, from 27% of the online users in 1998 to 49% in 1999. According to this survey, sports is one of the top categories of content accessed online.


     Silicon Alley Reporter, a digital media industry trade publication, stated that sports is the leading content application, and interactive sports contests are the "killer application" that no sports web site can do without.





THE PRODUCTS

     ISN has a range of contest products operating in online and offline media, in sports and non-sports categories. The Company's products permit the customer to subscribe to the level of competition, sophistication, and cost with which they are most comfortable.

     The Company's primary revenue is currently derived from subscription packages. These products include contests co-branded with media distribution partners, such as major web portals, television stations and newspapers, as well as the Company's own "Sportsrocket" branded contests.


     The media partner contests provide media partners and their advertisers/sponsors with a promotional vehicle to help generate usage of their media products. The contest products aim to provide a target marketing opportunity to the sponsors/advertisers and merchandisers that work with the media companies, as such contest products are believed, according to an articles from Business 2.0, to be attractive to a targeted demographic that is mostly male and between the ages of 18 and 45 years. The contests generate customer loyalty for the co-sponsor and provides a source of revenue through sales of service subscription packages and sponsorships. With promotion and advertising from the co-sponsor in their media properties, the Company designs and manages contests such as football, baseball, basketball, golf, NASCAR, hockey or investment challenge contests. The net revenues from the subscriptions for the contests are then divided between the co-sponsor and the Company. The division of revenues from subscriptions varies per the agreement. Under existing agreements, the division of revenues range from as little as 80% to the Company to as much as 96% to the Company.


     The Company also designs and manages contests on a fee-for-service basis for major Internet portals and for other media companies. These contests are client-customized, sports and non-sports games, contests and promotions. The goal of these products and services is to: drive and sustain traffic to its web sites; attract sponsors and general advertising revenues; promote the sponsor's products and services; convert casual visitors to long-lasting members; build brand awareness; assist in gathering important user information through registrations and surveys; and, create cross-promotional opportunities between off-line and online media.


     The Company's current marketing plan focuses on:


          1. INCREASING PRIVATE LABEL PARTNERSHIPS WITH LEADING MEDIA COMPANIES AND CONSUMER-PRODUCTS COMPANIES. The Company believes there is an
increasing demand for contest products, especially in online media.   The
Company has recently entered into agreements with Labatt Brewing Company, Ltd. and Playboy Enterprises. These agreements are to develop and maintain contest sites for the joint venture partners' website. In the case of Labatt's, the website is Beer.com, and in the case of Playboy, the website is Playboy Online. Although hosted on the Company's server, the Company's technology allows the contest site to appear to be on the joint venture partner's web site. The Company intends to aggressively pursue additional joint venture relationships with large companies who traditionally have an offline market but are seeking to increase their online traffic through providing content on their web site. While varying in the percentage split, these agreements require the Company and the joint venture partner to share contest site generated contest revenue, advertising and merchandising.


          2. INCREASING CROSS-PROMOTIONS FROM OFF-LINE MEDIA TO ONLINE MEDIA. The Company believes that, through it experience in running contests with media companies that have off-line (newspaper and television) and online media products, there exists significant opportunity to capture consumer attention through off-line media and to cross-promote these consumers to online media.

          3. ADDING MAGAZINE PARTNERS. The Company believes that certain magazines can be effective distribution vehicles for increased sales of the premium series of contests.


          4. INTERNATIONAL GROWTH. The Company operates contests in South America and Europe and hopes to significantly increase its operations in these markets as well as in Asia.

          2.   STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE.

     Not applicable.

          3.   THE SOURCES AND AVAILABILITY OF RAW MATERIALS.

     Not applicable.

          4. THE IMPORTANCE OF PATENTS, TRADEMARKS, LICENSES, FRANCHISES AND CONCESSIONS HELD.

     The Company currently has an application pending with the United States Patent and Trademark Office and the Canadian Patent and Trademark Office for registration of the name "Internet Sports Network" as a servicemark. The Company has registered the websites WWW.SPORTSPOOL.COM, WWW.INTERNETSPORTSNET.COM, WWW.ULTSPORTS.COM, WWW.INTERNETSPORTSNETWORK.COM,
WWW.SPORTSBUFF.COM, WWW.SPORTSROCKET.COM AND WWW.PICKEM.COM. The Company currently operates most of its contests on the WWW.SPORTSROCKET.COM website.

     As part of the Sportsmark transaction, ISN acquired Sportsmark's trademarks and tradenames filed in the Canadian trademark office including:
Sportsmark, All Star Challenge, Great Canadian Hockey draft, Fantasy Hockey Dream Team, Fantasy Basketball Dream Team, Fairway Fantasy, Playoff Payoff, Weekend Winners, Fantasy Baseball Dream Team, Fantasy Football Dream Team, Hockey Draft Sweepstakes. The Sportmark trademark expires fifteen years from January 18, 1999. All Star Challenge has recently acquired approval from the Canadian trademark office. It's filing date will commence upon the filing of a statement of use by the Company. Great Canadian Hockey draft will expire 15 years from April 30, 1997. Fantasy Hockey Dream Team will expire 15 years from February 5, 1997. Fantasy Basketball Dream Team will expire 15 years from January 14, 1997. Fantasy Football Dream Team will expire 15 years from February 24, 1989. Fairway Fantasy will expire 15 years from March 22, 1996.
 Playoff Payoff will expire 15 years from August 28, 1994. Weekend Winners will expire 15 years from August 5, 1994, and Hockey Draft Sweepstakes will expire 15 years from November 23, 1988.

     As part of the transaction with National Publisher's Services, Inc., d.b.a. Ultimate Sports, the Company was assigned the trademarks "Ultimate
Sports" and "FTA".   FTA was registered with the U.S. Patent and Trademark
Office (the "PTO")  on May 4, 1998 and thus would expire by May 3, 2008.
The "FTA" trademark consisting of stylized letters was registered with the PTO on November 14, 1997 and would expire by November 13, 2007. The "Ultimate Sports" trademark was registered with the PTO on July 22, 1993 and would expire July 21, 2003. The Company has filed the assignment forms with the United States Patent and Trademark office.


     As part of the merger by and between Innovation Partners, Inc. d.b.a. SportsBuff and ISN, Wisconsin, ISN Wisconsin is the surviving entity and has all right and title to the trademarks, trade names and proprietary information owned by SportsBuff. Such trademarks include "Buffball" and "SportsBuff". "SportsBuff" was registered with the PTO on July 22,1997 and thus would expire by July 21, 2007. The mark "Buff Ball" was registered with the state of Wisconsin on November 24, 1993 and is valid for a period of ten years.


     The Company does not rely on proprietary technology in providing its sports entertainment services. While the Company uses technology which has been customized for its own purposes, the Company has deliberately avoided
becoming overly dependent on any one technology.   By avoiding reliance on
any one technology, the Company will be able to take advantage of technological advances to provide new and improved services and superior sports contests to its subscribers.




     ISN has no collective labor agreements.

          5. THE EXTENT TO WHICH THE BUSINESS OF THE SEGMENT IS OR MAY BE SEASONAL.


          Sports contests are geared towards the sports season for a particular sport. As an example, the football season runs from September to the Super Bowl in January; the hockey season runs from September through to the playoffs in June; and the baseball season runs from April through to the World Series in October. The Company offers contests surrounding most major sporting seasons, however the majority of cash is received in the months prior to the start of a given sports' season. As a result, the Company's cash flows tend to be focused in the late summer, early fall prior to the Football (NFL), Basketball (NBA) and Hockey (NHL) seasons. Cash flow representing approximately 40% of the Company's annual revenues are received in September to November. Additional revenues are received each sport season through weekly contests and transaction revenues, however the bulk of cash receipts occur at the start of each season. Revenue is recognized for accounting purposes evenly over the course of the associated sporting event or season, therefore revenues are higher from September to March, during the 3 main sport seasons discussed above.


          6. THE PRACTICE OF THE REGISTRANT AND THE INDUSTRY RELATING TO WORKING CAPITAL ITEMS.

          This item is not applicable to this industry or segment.

          7.   DEPENDENCE ON A SINGLE OR FEW CUSTOMERS.

          Not applicable.

          8.   BACKLOG ORDERS.

          Not applicable

          9.   GOVERNMENT APPROVAL.

          No government approval is required for any of the Company's current products or services.

          10.  COMPETITION

     The interactive sports contests industry is rapidly evolving and very competitive, which the Company expects will intensify in the future.
Barriers to entry are minimal, allowing current and new competitors to launch new products at a relatively low cost. The Company currently or potentially competes with other companies which have sports related websites. These competitors include ESPN.com, CDM, Inc., CBS Sportsline.com, SmallWorld Sports, Sandbox, Commissioner.com, Prime Sports Interactive as well as many other smaller competitors.

     Many of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than the Company. In addition, other competitors may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of the Company's competitors may be able to devote greater resources to marketing and promotional campaigns, and devote substantially more resources to Web site and systems development then the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, the Company may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company. In addition, companies that control access to transactions through network access or Web browsers could promote the Company's competitors or charge the Company a substantial fee for inclusion.

     11.  RESEARCH AND DEVELOPMENT COSTS

          Not Applicable.

     12.  COST AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS

     The Company is not involved in a business which involves the use of materials in a manufacturing stage where such materials are likely to result in the violation of any existing environmental rules and/or regulations. Further, the Company does not own any real property which would lead to liability as a land owner. Therefore, the Company does not anticipate that there will be any costs associated with the compliance of environmental laws and regulations.

     13.  EMPLOYEES


     As of the date hereof, the Company employed 34 full-time employees and 5 part-time employees. The Company hires independent contractors on an "as needed" basis only. The Company has no collective bargaining agreements with its employees. The Company believes that its employee relationships are satisfactory. In the long term, the Company will attempt to hire additional employees as needed based on its growth rate.


     D.   FINANCIAL INFORMATION ABOUT GEOGRAPHIC AREAS.


          1. ISN currently derives net sales primarily from the United States of America and Canada. No other foreign country or geographic areas accounted for more than 10% of net sales. A detailed discussion of the information on the basis of geographic areas is set forth below and in the Financial exhibits provided in item 15 below. There were no transfers between geographic areas during the periods ending March 31, 1999 and April 30, 1998. Identifiable assets in the United States equal approximately $12,457,000 and $0 in fiscal 1999 and 1998, respectively. The remaining identifiable assets are in Canada. The $12,457,000 of identifiable assets in the United States consist of the following:

          -    Purchased Intangibles (net)   $8,891,000
          -    Goodwill(net)                  3,556,000
          -    Capital Assets                    10,000



               I.   REVENUE ATTRIBUTION.


     For the 11 month period ending March 31, 1999, reflecting the results of acquired companies outlined on page 1 from the dates of acquisition, with comparative figures for the period from April 28, 1997 (inception) through April 30, 1998:

               A. United States: Of the Company's net revenues $28,000 is attributable to U.S. customers, consisting of 18% of the Company's total revenues. In 1998, there were no net revenues attributable to U.S. customers.


               B. All foreign countries: Of the Company's revenues $124,000 is attributable to all foreign countries, consisting of 82% of the Company's total revenues. In 1998, $77,000 or 100% of the Company's net revenues were attributable to Canadian customers. All foreign countries, for purposes of this calculation is limited to Canada.


               II.  LONG-LIVED ASSETS.

          Not Applicable.

          2.  CROSS REFERENCE TO FINANCIAL STATEMENTS.

              The information requested by this section is contained in the Financial Exhibits and provided in Item 2.

          3.  RISKS ATTENDANT TO FOREIGN OPERATIONS.


          The primary risk attendant to foreign operations of ISN is the
effect of currency exchange rates.   The unit of measurement of the Company
is the Canadian dollar while the reporting currency is the United States dollar. The assets and liabilities of the Canadian subsidiaries are translated using the exchange rate in effect at the year end, and revenue and expenses are translated at the average rate during the period. Exchange gains or losses on translation of the Company's net equity investments in these subsidiaries are deferred as a component of other comprehensive income. The translation adjustments as of March 31, 1999 and April 30, 1998 were insignificant. Management does not believe this risk is material due to natural currency hedges in the organization through Canadian currency revenues offsetting Canadian currency expenses, thus the net Canadian dollar exposures are minimized, however, this is re-evaluated periodically.


          4.  INTERIM FINANCIAL INFORMATION.

     The financial data for geographic areas is not indicative of future operations of the Company. The Company has made several acquisitions based in the United States during 1999, and as such related revenues and expenses from the United States will increase significantly as a percentage of total revenue and in gross amounts.

     E.   AVAILABLE INFORMATION.

          Not Applicable.

     F.   REPORTS TO SECURITY HOLDERS.

          Not Applicable.

     G.   ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS.

          Not Applicable.

ITEM 2    FINANCIAL INFORMATION

SELECTED HISTORICAL FINANCIAL DATA

The following is management's discussion and analysis of ISN's financial condition and results of operations. Detailed information is contained in the financials included in this document. This section contains forward-looking statements that involve risks and uncertainties, such as statements of ISN's plans, objectives, expectations and intentions. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document.






The following table sets forth, for the periods indicated, selected financial information for the Company:

                            INTERNET SPORTS NETWORK, INC.
                     SELECTED HISTORICAL FINANCIAL DATA SCHEDULE
                           FROM INCEPTION TO MARCH 31, 1999


                                                                         Period from April 28
                                                11 months ended          1997 (inception) to
                                                March 31, 1999           April 30, 1998
                                                --------------           --------------
Net sales or operating revenues                      152,000                 77,000
Prize commitments and other direct costs             250,000                 41,000
Other costs and expenses                           1,466,000                670,000
Interest and bank charges                             17,000                  9,000
Stock compensation, stock options and
     debenture related costs                         796,000                 -0-
BTC acquisition and other due diligence costs        546,000                 -0-
Amortization of purchased intangibles
     and goodwill                                    827,000                 -0-
                                                --------------           --------------
Net loss before tax                               (3,750,000)              (643,000)
Deferred tax recovery                                236,000                 -0-
                                                --------------           --------------
Loss from operations                              (3,514,000)              (643,000)
                                                --------------           --------------
                                                --------------           --------------
Loss from operations per common share                   (.45)                  (.17)
                                                       As at               As at
                                                March 31, 1999          April 30, 1998
                                                --------------        --------------
Cash and cash equivalents                          2,928,000                  9,000
Other current assets                                 211,000                 76,000
                                                --------------        --------------
Total current assets                               3,139,000                 85,000
Purchased intangibles and goodwill, net           13,492,000                  -0-
Equipment, net                                        84,000                 46,000
                                                --------------        --------------
Total Assets                                      16,715,000                131,000
                                                --------------        --------------
                                                --------------        --------------
Total current liabilities                            339,000                167,000
Deferred income taxes                              3,855,000                   -0-
Long-Term obligations
     and redeemable preferred stock                   -0-                   196,000
                                                --------------        --------------
Total liabilities                                  4,194,000                363,000
                                                --------------        --------------
Common stock                                      17,127,000                425,000
Deferred compensation                               (449,000)                  -0-
Accumulated deficit                               (4,157,000)              (643,000)
                                                --------------        --------------
Total shareholders' equity                        12,521,000               (232,000)
                                                --------------        --------------
Total liabilities and shareholders' equity        16,715,000                131,000
                                                --------------        --------------
Cash dividends per common share                       -0-                      -0-
Cash dividends declared per common share              -0-                      -0-


                            INTERNET SPORTS NETWORK, INC.
                     SELECTED HISTORICAL FINANCIAL DATA SCHEDULE
                     FOR THE 3 MONTHS ENDING JUNE 30 (UNAUDITED)




                                              June 30, 1999           June 30, 1998
                                              --------------          --------------
Net sales or operating revenues                    672,000                  8,000
Prize commitments and other direct costs           242,000                  2,000
Other costs and expenses                         1,093,000                146,000
Interest and bank charges                            4,000                 -0-
Stock compensation, stock options and
     debenture related costs                       213,000                 -0-
Due diligence costs                                 51,000                 -0-
Amortization of purchased intangibles
     and goodwill                                1,805,000                 -0-
                                              --------------          --------------
Net loss before tax                             (2,736,000)              (140,000)
Deferred tax recovery                              509,000                 -0-
                                              --------------          --------------
Loss from operations                            (2,227,000)              (140,000)
                                              --------------          --------------
                                              --------------          --------------
Loss from operations per common share                 (.12)                  (.03)

                                                    As at                     As at
                                             June 30, 1999            June 30, 1998
                                             --------------           --------------
Cash                                             2,601,000                202,000
Accounts Receivable                                240,000                  3,000
Prepaid Expenses and other Deferred Charges         38,000                106,000
                                             --------------           --------------
Total current assets                             2,879,000                311,000
Capital assets, net                                290,000                 44,000
Other assets                                        18,000                 -0-
Purchased intangibles, net                      15,272,000                 -0-
Goodwill, net                                    5,473,000                 -0-
                                             --------------           --------------
Total Assets                                    23,932,000                355,000
                                             --------------           --------------
                                             --------------           --------------
Total current liabilities                        1,711,000                158,000
Deferred income taxes                            5,473,000                  -0-
Long-Term obligations
     and redeemable preferred stock               -0-                     190,000
                                             --------------           --------------
Total liabilities                                7,184,000                354,000
                                             --------------           --------------
                                             --------------           --------------
Common stock                                    24,646,000                786,000
Deferred compensation                           (1,513,000)                 -0-
Accumulated deficit                             (6,385,000)              (785,000)
                                             --------------           --------------
Total shareholders' equity                      16,747,740                  1,000
                                             --------------           --------------
Total liabilities and shareholders' equity      23,931,914                355,000
                                             --------------           --------------
                                             --------------           --------------


SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     The following presents summary unaudited pro forma consolidated financial information, which gives effect to the various acquisitions of the Company occurring in the relevant periods. This summary pro forma financial information should be read in conjunction with such Historical and Pro Forma Financial Data, the financial statements and Management's Discussion and Analysis of Operations and Financial Condition of ISN. Pro forma information is presented based upon historical information and, accordingly, is not necessarily indicative of future financial positions or results of operations.

     The accompanying unaudited consolidated statements of operations are presented for the 11 months ended March 31, 1999, and gives effect to the acquisitions of Sportsmark, Pickem, Sports and Sportsbuff as if they had occurred at the beginning of the period.

PRO-FORMA FINANCIAL STATEMENTS
MARCH 31, 1999

                                                 SportsMark     ISN California
                                   As Reported       Group         (Pickem)          Sportsbuff Proforma Adj     Pro Forma
REVENUE                              152,000      1,558,000        179,000           1,212,000              -             3,101,000
                                  --------------------------------------------------------------------------------------------------
EXPENSES
   Prize Commitments and
       other direct costs            250,000        629,000         35,000             606,000              -             1,520,000
  Other Costs and Expenses         1,622,000        504,000        120,000             537,000           187,000          2,970,000
  Interest and Bank charges           17,000          4,000           -                  5,000              -                26,000
  Promotion and Advertising          367,000         55,000         (1,000)              1,000              -               422,000
  Amortization of Capital Assets      23,000          8,000         15,000              28,000              -                74,000
  Stock compensation, stock
        options and debenture
    Related costs                    796,000            -             -                   -                 -               796,000
    Amortization of
    Purchased Intangibles
    and Goodwill                     827,000            -             -                   -            9,183,000         10,010,000
                                  --------------------------------------------------------------------------------------------------
NET LOSS BEFORE
    TAXES                         (3,750,000)       358,000         10,000              35,000        (9,370,000)       (12,717,000)

                                        -               -             -                   -                 -                  -
  Deferred income Tax Expense
     (Recovery)                     (236,000)         8,000         (1,000)               -           (2,572,000)        (2,801,000)
                                        -               -             -                   -                 -                  -
                                  --------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                 (3,514,000)       350,000         11,000              35,000        (6,798,000)        (9,916,000)
                                  ==================================================================================================

                                                  SportsMark     ISN California
                                   As Reported       Group         (Pickem)          Sportsbuff       Proforma Adj       Pro Forma
ASSETS
 Current Assets
 Cash and cash equivalents         2,928,000            -             -                114,000        (1,000,000)         2,042,000
 Other Current Assets                211,000            -             -                103,000              -               314,000
                                  --------------------------------------------------------------------------------------------------
Total Current Assets:              3,139,000            -             -                217,000        (1,000,000)         2,356,000

 Purchased Intangibles
 and Goodwill, net                13,492,000        351,000         11,000              29,000        (2,050,000)        11,833,000

 Equipment, net                       84,000            -             -                 31,000              -               115,000

TOTAL ASSETS                      16,715,000        351,000         11,000             277,000        (3,050,000)        14,304,000
                                  ==================================================================================================

  Total current Liabilities          339,000            -             -                234,000            50,000            623,000

  Deferred Income Taxes            3,855,000            -             -                   -             (534,000)         3,321,000
                                  --------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                  4,194,000            -             -                234,000          (484,000)         3,944,000



                                             SportsMark     ISN California
                              As Reported       Group         (Pickem)          Sportsbuff        Proforma Adj     Pro Forma
  Shareholder's Equity              -             -               -                 -                   -              -
  Share Capital               17,127,000          -               -                8,000           4,066,000       21,201,000
  Deferred Compensation         (449,000)         -               -                 -                   -            (449,000)
  Accumulated Deficit         (4,157,000)      351,000          11,000            35,000          (6,632,000)     (10,392,000)
                             -------------------------------------------------------------------------------------------------
 Total Shareholder's Equity   12,521,000       351,000          11,000            43,000          (2,566,000)      10,360,000
                             -------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND         16,715,000       351,000          11,000           277,000          (3,050,000)       14,304,00
SHAREHOLDER'S EQUITY         -------------------------------------------------------------------------------------------------


     Pro Forma results include the results of operations for SportsBuff for the 3 month period ending June 30, 1999, as if the acquisition had occurred at the beginning of the period. The accompanying unaudited proforma consolidated statement of operations is presented for the quarter ended June 30, 1999 and gives effect to the acquisition as if it had occurred at April 1, 1999:

     - Recording 9 months of additional amortization of purchased intangibles and goodwill arising from the Sportsmark Group acquisition.
     - Recording 10 months of additional amortization of purchased intangibles and goodwill arising from the Pickem Sports acquisition.
     - Recording the acquisition of Sportsbuff, including purchased intangibles and goodwill of $5,095,000 and $2,038,000 respectively.
     - Recording 11 months of amortization of the Sportsbuff purchased intangibles and goodwill.
     - Recording $137,000 of additional wages and benefits expense to reflect amounts taken as dividends by Sportsmark during the period before the acquisition.
     - Accrual of the acquisition costs associated with the purchase of Sportsbuff.
     - Accrual and amortization of purchased intangible variance had the acquisition occurred at the beginning of the year.

PRO-FORMA STATEMENTS
3 MONTHS ENDED JUNE 30, 1999

                              As Reported    ISN Wisconsin  Total     ProForma Adj   ProForma
REVENUE                         672,231        237,938      910,169                  910,169
                                -------        -------      -------                  -------
EXPENSES
   Prize Commitments and
       other direct costs       241,473        276,178      517,650                  517,650
   Salaries and benefits        386,356         62,676      449,032                  449,032



   Consulting fees              220,031          5,370      225,401                  225,401
   Advertising                   87,570            942       88,512                   88,512
   General and
     Administrative             138,026         62,380      200,407                  200,407
   Product development costs       -              -            -                        -
   Rent and Occupancy            23,108          6,900       30,008                   30,008
   Telephone                     26,255          2,884       29,139                   29,139
   Legal and Accounting          21,633          4,549       26,182                   26,182
   Travel and Entertainment     186,244         10,242      196,487                  196,487

                              As Reported    ISN Wisconsin     Total      ProForma Adj  ProForma
   Loss on foreign exchange          -             -              -                        -
   Interest and Bank
    charges                         4,053         1,520          5,573                    5,573
                               ----------       -------      ---------                  -------
TOTAL EXPENSES                  1,334,750       433,641      1,768,391   1,768,391
                               ----------------------------------------------------------------
NET OPERATING INCOME
(LOSS)                           (662,518)     (195,703)      (858,222)         -      (858,222)

 Depreciation                       4,327         2,439          6,766          -         6,766
 Amortization of Purchased
  Intangibles/Goodwill          1,805,379     1,805,379        931,040                2,736,419
 Debt conversion inducement          -             -              -             -          -
 Options granted for services
            provided                 -             -              -             -          -
 Amortization of Stock
           Compensation           212,833       212,833           -             -       212,833
 Acquisition Costs                 51,404          -            51,404          -        51,404

-------------------------------------------------------------------------------------------------
NET INCOME (LOSS)
   BEFORE TAXES                (2,736,462)     (198,142)    (2,934,604)   (931,040)  (3,865,644)
Deferred Income Tax
  Expense (Recovery)             (509,046)                    (509,046)   (266,000)    (775,046)

-------------------------------------------------------------------------------------------------
NET INCOME (LOSS)              (2,227,416)     (198,142)    (2,425,558)   (665,040)  (3,090,598)
                               ====================================================================

Net Loss per Share                                                                        (0.16)
                               =====================================================================

Weighted Average Shares
Outstanding                    18,620,791       616,060     19,236,851               19,236,851
                               =====================================================================


     Pro Forma adjustments consist of the effects of amortizing the purchased intangibles and related goodwill on the acquisition from the start of the period. Amortization is being calculated on a straight line basis over two years.


OVERVIEW

     ISN was originally incorporated on April 28, 1997 in Nevada for the purpose of providing interactive, computer sports entertainment through the Internet. The Company has a limited operating history on which to evaluate its prospects. The risks, expense, and difficulties encountered by start up companies must be considered when evaluating ISN's prospects.

     The operating expenses of ISN cannot be predicted with certainty. They will depend on several factors, including the amount of marketing expenses, the acceptance of the Company's services in the market, and competition for such services, and the acquisition activities of the Company. Management may be able to control the timing of such expenses in part by speeding up or slowing down marketing development and distribution activities and acquisition strategies.



     From its inception in April 1997 to date, ISN has incurred costs associated with the development of its internet sports entertainment products, probable markets and business. ISN incurred costs for conducting test marketing for its products and received revenues as a result. The test marketing consisted of advertising, processing membership applications and analysis of responses. During the period, ISN purchased computer and telecommunication equipment as necessary to conduct its operations.

     ISN financed its expenditures primarily through the sale of its common stock. Since inception through March 31, 1999, the company issued approximately 10,256,000 million common shares for net cash consideration of approximately $9,178,000.

PLAN OF OPERATIONS


     These financial projections contain figures relating to plans, expectations, future results, performance, events or other matters that are "forward-looking statements" . When used in the Plan of Operations, words such as "estimate", "project", "intend", "expect", "anticipate" and similar expressions are intended to identify forward-looking statements. Such forward looking statements involve numerous risks and uncertainties, pertaining to technology, development of the Company's products, and markets for such products, timing and level of customer orders, competitive products and pricing, changes in economic conditions and markets for the Company's products and other risks and uncertainties. Actual results, performance and events are likely to differ and may differ materially and adversely. Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as to the date of the Plan of Operations.


     These projections have not been prepared with a view toward complying with published guidelines of the American Institute of Certified Public Accountants. In addition, the Company's independent auditors have not examined, reviewed, compiled, or applied upon procedures to the projections, and no other independent expert has reviewed the projections.


     The Company's plan of operations for the fiscal year ending March 31, 2000 consist of the following key figures, with pro-forma figures for the eleven (11) months ended March 31, 1999:


                                                     Forecast         Pro-Forma
                                                     --------         ---------
     - Revenues totaling                             $ 7,889,000        $ 3,101,000
     - Prize commitments and other direct costs      $ 3,200,000        $ 1,520,000
     - Other costs and expenses                      $ 5,043,000        $ 2,970,000
     - Interest and Bank Charges                     $    15,000        $    26,000
     - Promotion and Advertising                     $ 1,010,000        $   422,000
     - Amortization of Capital Assets                $   342,000        $    74,000
     - Amortization of Stock related compensation    $   873,000        $   796,000
     - Amortization of Purchased Intangibles
          and Goodwill                               $10,333,000        $10,010,000
     - Net Loss before taxes                        ($12,927,000)      ($12,717,000)
     - Deferred Tax recovery                         $ 2,713,000        $ 2,801,000
     - Net Loss for the year                        ($10,214,000)       ($9,916,000)


     The increase in revenues from $152,000 for the period ending March 31, 1999 to $7,889,000 is due to the following key factors:

     ACQUISITIONS:

          - The Company will benefit from Sportsmark and Pickem results for the full year, whereas the March 31, 1999 figures included results of operations for two months and one month respectively.


          - The Company acquired SportsBuff in June of 1999, which will add 9 months of operating revenues to the Company's results.


          These three acquisitions contributed $3,016,000 of revenue to the Pro Forma revenues for the 11 month period ending March 31, 1999. Forecasted revenues from these operations for the year ending March 31, 2000 is $3,800,000.

          - The Company has acquired Ultimate Sports Publishing in June of 1999. The results of operations for Ultimate Sports is not included in the proforma results for the 11 months ended March 31, 1999 and accounts for $1,235,000 of growth in revenue from the pro forma results.

     ORGANIC GROWTH:

          - Additional revenues from internal growth is forecasted based on increased sales and marketing staff as well as an increase in promotion and advertising spending from $421,000 to March 31, 1999 pro forma) to $1,010,000.

          - Further acquisition activity is anticipated during the fiscal year ending March 31, 2000 which is expected to generate further revenues for the Company.

     Prize Commitments and other direct costs have increased from the period ending March 31, 1999 as a direct result of the forecast increased in revenue.

     Other costs and expenses increase from the period ending March 31, 1999 (pro-forma) due to the addition of and forecasted hiring of additional staff to manage the operations and administration of the Company. Increased sales staff, and the acquisitions of other companies are also significant contributors to the forecasted increase in other costs and expenses.


     Interest and bank charges represent processing and transaction fees from banking transactions.


     The promotion and advertising increase from the prior period is based on plans to increase awareness and traffic to the Company's internet products.

     Amortization of capital assets has increased significantly as the Company is anticipating approximately $1 million of capital expenditures during the year.


     Amortization of purchased intangibles has increased significantly from the prior period as the 11 months ended March 31, 1999 included only two months of Sportsmark and one month of Pickem amortization, whereas the year ended March 31, 2000 will include a full 12 months of amortization. In addition, the acquisition of SportsBuff and Ultimate Sports Publishing will result in an estimated $3.2 million in additional amortization.


     The Company's management believes that an additional $3,000,000 in funds combined with the funds already raised in private offerings and the revenues generated by its operations will be sufficient to fund its operations for the next twelve months under the current plan of operations. Additional funding may be required for further acquisition activity, depending on the cash component of the purchase price of any contemplated acquisitions.

     Beyond the next twelve month period, the Company will require working capital to fund operations during the off peak months (June to August). Excluding acquisition activity, the funds required would be approximately $2 million, however after this period, the Company expects to be able to operate with its cash from operations from that point forward. Any additional capital requirements would be due to acquisition activities, or modifications to the current growth plans.

     The Company maintains its interest in acquiring companies and assets which can benefit the Company's business and subscriber base. Currently, the Company is reviewing potential acquisition targets which could provide complimentary assets and market access to the Company's existing portfolio. Included in the revenue forecast for the upcoming year is approximately $2 million from companies to be acquired. These acquisitions are not assured at this time, and there is a risk that these acquisitions will not be completed.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     Cash used by operating activities is $1,606,000, which is less than the net loss due to amortization and other share based expenses.


     Since inception, the company has funded its capital requirements by financing activities, substantially through the sale of its equity securities.


     Capital expenditures from inception to March 31, 1999 were $115,000. ISN has current commitments to upgrade its management information system, telecommunications system and office equipment to accommodate anticipated growth at an estimated cost of $250,000 over the next six months. Overall, capital expenditures, including those anticipated as a result of acquisition activity, during the year ending March 31, 2000 is anticipated to approximate $1,000,000.

     It is anticipated that the Company will require further working capital to fund future operations. It is expected that such funds will be obtained by the sale of additional capital stock of the Company, although there can be no assurance that ISN will be able to obtain such funds.

RESULTS OF OPERATIONS

FISCAL PERIOD ENDED MARCH 31, 1999 (AUDITED) AS COMPARED TO FISCAL PERIOD ENDED APRIL 30, 1998 (AUDITED)

NET SALES OR OPERATING REVENUES. The Company generated revenues of $152,000 for the eleven months ended March 31, 1999 as compared to revenues of $77,000 for the period from April 28, 1997 (inception) to April 30, 1998. The increase in revenues was largely attributable to the acquisition of Sportsmark and Pickem. The results from the acquisition dates of these companies only have been included in the consolidated financial statements of the Company. Accordingly, two months of operating results of Sportsmark, and one month for Pickem are included in these statements.

LOSS FROM OPERATIONS. The Company experienced a loss of $3,514,000 for the eleven months ended March 31, 1999 as compared to a loss of $643,000 for the period from inception to April 30, 1998. This increased loss was largely attributable to the following significant areas:


     - Expenses associated with providing 970,000 stock options for various services provided to the Company and employees totaling $632,000. This amount has been calculated using the Black-Scholes options pricing model.

     - Amortization of purchased intangibles acquired through the acquisition of Sportsmark and Pickem totaling $591,000 net of tax.


     - Costs associated with the reverse take over of BirchTree Capital combined with other due diligence activities totaling $546,000.


     - Significant increases in all operating expense items have been realized as the Company has increased its sales and production staff, increased its marketing expenditures, and increased its prize packages for contests in its second period of operation. The total increase in operating expenses from internal growth is $753,000.

     - Further increases to operating expenses relate to the acquisitions of Sportsmark and Pickem, resulting in increased operating costs of $260,000.

     - An additional expense of $144,000 arose in the early conversion of the convertible debentures. This expense is based on the difference between the conversion rate actually used to convert the debentures to common stock ($.40) as compared to the conversion rate contemplated in the debenture agreement ($1.50).

LOSS  FROM OPERATIONS PER COMMON SHARE.    The loss per share for the 11 months
ending March 31, 1999 was $.45 per share and for the period from inception to April 30, 1998 was $.17 per share. The increased loss per share is attributable to expenses discussed above, offset by an increase in the weighted average number of shares outstanding from 3,813,000 to 7,833,000.

TOTAL ASSETS. The total assets of ISN as of March 31, 1999 totaled $16,715,000 compared to $131,000 at April 30, 1998. The increase in total assets was attributable to two areas of significance:

     - Increases in cash and cash equivalents of $2,919,000 due to the sale of common stock, which raised approximately $8,786,000 less operating losses and acquisition costs.


     - The purchased intangibles and goodwill from the acquisition of Sportsmark and Pickem totaled $10,228,000 and $4,091,000 respectively on which 1999 amortization was $827,000. These intangibles include trademarks, software licenses and intellectual properties as well as a $4,091,000 tax effect. See chart below for summary of assets acquired in the two transactions.


                                   As at
                                   February 5, 1999    As at
                                   Sportsmark Group    March 5, 1999
                                   of Companies        Pickem Sports, Inc.         Combined
                                   ------------        -------------------         --------
Net assets acquired at fair value
Working Capital                    $ (129,000)                 $9,000             $  (120,000)
Equipment                              28,000                  12,000                  40,000
Purchased Intangibles & Goodwill    5,572,000               8,747,000              14,319,000
Deferred income taxes              (1,592,000)             (2,499,000)             (4,091,000)
                                   -----------             -----------             -----------
                                   $3,879,000              $6,269,000             $10,148,000
                                    ==========              ==========             ==========

Funded by:
Cash                                1,254,000               3,000,000               4,254,000
Shares issued                       2,625,000               3,269,000               5,894,000
                                    ---------               ---------               ---------
                                   $3,879,000              $6,269,000             $10,148,000
                                   ==========              ==========             ===========

RESULTS OF OPERATIONS


THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED) AS COMPARED TO THREE MONTHS ENDED JUNE 30, 1998 (UNAUDITED)


NET SALES OR OPERATING REVENUES. The Company generated revenues of $672,000 for the three months ended June 30, 1999 as compared to revenues of $8,000 for the three months ended June 30, 1998. The increase in revenues was largely attributable to the acquisitions of SportsMark, Pickem and Ultimate Sports Publishing, which combined accounted for over 95% of the revenue for the 3 month period ending June 30, 1999.

LOSS FROM OPERATIONS. The Company experienced a loss of $2,227,000 for the three months ended June 30, 1999 as compared to a loss of $140,000 for the three months ended June 30, 1998. This increased loss was largely attributable to the amortization of purchased intangibles and goodwill totaling $1,805,000 combined with additional operating costs as the Company has expanded its production, sales and infrastructure to accommodate the anticipated growth of the Company.

LOSS FROM OPERATIONS PER COMMON SHARE.    The loss per share for the three
months ended June 30, 1999 was $.12 per share and for the three month period ending June 30, 1998 was $.03 per share. The weighted average shares outstanding was 18.6 million shares for June 30, 1999 and 5.0 million shares for June 30, 1998.

TOTAL ASSETS. The total assets of ISN as of June 30, 1999 totaled $23,932,000 compared to $298,000 at June 30, 1998. The increase in total assets was attributable to the net increase in purchased intangibles and goodwill of $20,700,000 resulting from the acquisition of SportsMark, Pickem Sports, SportsBuff and Ultimate Sports Publishing. Further increase in assets of $2,600,000 is from the funds raised from the sale of common stock not spent to date.

YEAR 2000


     The Company has developed and acquired its computer systems with an objective to be Year 2000 compliant. ISN has engaged the services of qualified technicians to determine the extent to which it may be vulnerable to third party Year 2000 issues. As a relatively new corporation, all computer equipment purchased, in August 1997 and August 1998, is Year 2000 compliant. The internal software written by ISN's programmers is written with the long-date format included and consequently is Year 2000 compliant. ISN uses Microsoft software and has installed all the available "patches" to up-date this software. While Microsoft "patches" have been installed as they have become available from Microsoft, this affects less than .0005% of ISN's software and does not impact on the on-going operation of the Company.


     All of ISN's information technology equipment and non-related information technology equipment has been tested or verified to be compliant by the manufacturer. Verification was received by the manufacturer by providing a certificate or by reviewing manufacturers web sites for verification. The Company is in the process of installing patches or purchasing new equipment that will ensure Year 2000 compliance for any items and suppliers which were identified as non-compliant. All of the Company's material vendors have been contacted and have provided the Company with information as to their compliance. Based on these vendors' assurances, the Company believes that the vendors will be compliant by October 31, 1999.


     ISN has investigated its third party communications suppliers such as the telephone company and its Internet service provider and found that all are in the process of becoming Year 2000 compliant by October 31,

1999. Based upon current information, management believes that the necessary modifications have been made internally to effectively continue ISN into the Year 2000, however, management is continuing to monitor internal systems, and to assess the readiness of its systems, to ensure Year 2000 compliance. As a contingency, ISN has identified other communication suppliers who could provide the necessary service at a minimal cost to the Company, and a minimal effect on the operations of the Company. In the event no other communication suppliers can be found, there could be a material adverse effect on the Company and its operations.


     The Company has identified all Year 2000 issues and sees no significant problems with completing its readiness by October 31, 1999. Based upon current information, Management believes that all Year 2000 issues are insignificant in nature and do not adversely effect the total business operations of the Company. Since all Year 2000 issues are insignificant, the costs to address them are not extreme. The Company anticipates costs of becoming Year 2000 compliant to be in the range of $35,000 to $50,000.


ITEM 3.        DESCRIPTION OF PROPERTY

     The main administrative offices of the Company are located at 225 Richmond Street West, Suite 403, Toronto, Ontario, Canada M5V 1W2. The Company leases approximately 2,270 square feet of office space in Toronto. The lease expires on May 31, 2000 and requires lease payments of approximately $2,500 per month. The Company also operated administrative offices at 700-509 Richards St. Vancouver, British Columbia, Canada V6B 2Z6. At this location, the Company leases approximately 3,155 square feet of office space. The lease expires on September 30, 2000 and currently requires lease payments of $26,028.72 per year. The Company has formally closed the Vancouver offices, and is currently seeking a sublease tenant for the Vancouver office space.

     ISN California, Inc. operates at 3260 Hillview Ave.,  Palo Alto, California
94304.   The lease is an oral, month to month lease and requires lease payments of approximately $640 per month.

     Sportsmark's offices are located at 10201 Southport Road S.W. Calgary, Canada T2W 4X9. Sportsmark leases approximately 3,516 square feet in Calgary. The lease expires on March 31, 2000 and requires lease payments of approximately $1,100 per month.

     ISN Wisconsin, Inc. operates at 625 57th St, Suite 700 Kenosha, Wisconsin 53140. ISN Wisconsin leases approximately 2,300 square feet. The lease is a three year lease which expires January 31, 2002, although ISN Wisconsin has an option to terminate the lease on January 31, 2000 with 120 day prior written notice to the landlord. The lease requires payments of approximately $1,725 per month.

ITEM 4.        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of March 31, 1999 by (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) each executive officer of the Company, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each stockholder is 225 Richmond Street West, Suite 403, Toronto, Ontario, Canada
M5V 1W2.

=========================================================================================================
 Title of   Names/Address of Beneficial Owner      Amount and Nature of           Percent of Outstanding
 Class                                             Beneficial Ownership           Common Stock
 of shares                                                                        Beneficially Owned
=========================================================================================================
 Common     Andrew DeFrancesco                     1,450,650                      8.1%
                                                   Chairman of the
                                                   Board/President
=========================================================================================================
 Common     Patrick S. Earle                       1,102,957                      6.2%
            700-509 Richards St.
            Vancouver, BC
            V6B 2Z6 Canada
=========================================================================================================
 Common     Kenneth Crema                          -0-                            0%
                                                   Director/Chief Executive
                                                   Officer
=========================================================================================================
 Common     Geoff Ford                             675,000                        3.8%
            10201 Southport Road S.W.              Director/Chief Operating
            Suite 633                              Officer/Senior Vice-President
            Calgary, Alberta Canada T2W 4X9        Marketing and Sales
=========================================================================================================
 Common     Brett Lindros                          280,000                        1.6%
                                                   Director
=========================================================================================================
 Common     David Toews                            -0-                            0%
                                                   Chief Financial
                                                   Officer/Secretary
=========================================================================================================
 Common     Stephen Sadler                         -0-                            0%
                                                   Director
=========================================================================================================
 Common     Albert Gnat                            -0-                            0%
                                                   Director
=========================================================================================================
 Common     David Samuel                           -0-                            0%
                                                   Director
=========================================================================================================
 Common     Estimated all other shareholders       15,435,350                     86.52%
=========================================================================================================
 Common     All executive Officers and Directors   2,405,650                      13.48%
            as a Group (8 persons)
=========================================================================================================



NOTES TO SECURITY OWNERSHIP

     (1) Directors, executive officers and 5% shareholders comprise 3,508,607 of the approximate total of 17,841,000 issued and outstanding shares of the Company as of March 31, 1999. By virtue of their direct ownership of the Common Stock of the Company, management positions and organizational efforts, may be deemed "control persons" of the Company, as those terms are defined in the Securities Act of 1933 (the "Act"), and the rules and regulations thereunder.

     (2) Management and insider shareholdings shown do not include 1,400,000 outstanding options to purchase common stock at the varying exercise prices from $.40 to $6.00 per share issued to the individuals named, until such time as said options are exercised.

     (3) Except for holdings of Mr. DeFrancesco, management shareholdings shown do not include 1,425,000 shares granted on July 22, 1999 to certain officers and directors as compensation for services rendered.


ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS




The directors and officers of Internet Sports Network are as follows:

     NAME                     AGE       OFFICE
     ----                     ---       ------
     Andrew A. DeFrancesco    28        Chairman of the Board, President
     Ken Crema                36        Chief Executive Officer and Director
     David Toews              31        Chief Financial Officer and Secretary
     Geoff Ford               45        Chief Operating Officer and Director
     Brett Lindros            23        Director of Sports Media Properties
     Stephen Sadler           48        Director
     Albert Gnat              61        Director
     David Samuel             35        Director


ANDREW A. DEFRANCESCO has served as Chairman of the Board and President of Internet Sports since March 1999. Prior to this time, he was an executive Vice-President at Dominick & Dominick Securities, Inc. Canada with responsibility for institutional equity sales and trading, and sourcing and structuring of equity and debt financing. Prior to joining Dominick in October, 1997, Mr. DeFrancesco held positions as Manager of Institutional Trading and Sales from April 1994 to April 1995 and Associate Director, Corporate Finance from April 1995 to July 1997, at C.M. Oliver & Company Limited. From March 1993 to March 1994, he served as an associate financial advisor at Midland Walwyn (now Merrill Lynch Canada). Mr. DeFrancesco received his Bachelor of Arts in Economics and Politics from the University of Western Ontario in 1992.


KEN CREMA has served as Chief Executive Officer and a Director of Internet Sports since May 1999. Before joining us, Mr. Crema had been involved in Electronic Direct Marketing, a company he founded in 1987 as a provider of business solutions including customer service support, order processing and distribution services. Under Mr. Crema's direction as Chief Executive Officer and Chairman, Electronic Direct Marketing grew to over 900 employees to become an established private company, servicing clients including AT&T, Compaq and Microsoft. In 1998, Mr. Crema sold Electronic Direct Marketing to Teletech, a
global customer care system integration company.   Mr. Crema studied Business
Administration at Sir Wilfred Laurier University in Waterloo, Ontario.


DAVID TOEWS has served as Chief Financial Officer and Secretary of Internet Sports since June 1999. Prior to joining ISN, Mr. Toews was Vice President of Finance of EDM Electronic Direct Marketing Ltd./TeleTech Canada in Toronto Ontario. In this position he was responsible for all aspects of financial reporting, pricing and control for the Canadian operation of TeleTech Canada. From March 1996 to September 1997, Mr. Toews was Controller of Tee-Comm Electronics Inc. in Milton, Ontario. From 1990 to March, 1996, Mr. Toews was employed by Coopers & Lybrand, joining in the general practice and finishing his last year there as an audit manager. Mr. Toews holds a Bachelor of Commerce (Honours) from McMaster University in Hamilton, Ontario and earned the Chartered Accountant Designation in 1992.


GEOFF FORD has served as Chief Operating Officer and Director of Internet Sports since February 1999. Mr. Ford co-founded Sportsmark, Inc. in 1986 when the company created and introduced the first large scale commercial sports contests to the Canadian and American public. Mr. Ford concurrently ran his own consulting firm, Spectrum Information Systems Inc. from 1986 until 1992 when he sold his interests in the consulting firm to dedicate his full time to Sportsmark. Mr. Ford sold his interest in Sportsmark to Internet Sports & Entertainment Network, Inc. in 1999 and joined the Company in his current position. Mr. Ford graduated from the University of Calgary with a

Bachelor of Commerce degree in 1977.



BRETT LINDROS has served as Director of Sports Media Properties and Director of
Internet Sports since May, 1999.   Mr. Lindros is a former National Hockey
League player and current co-host of "Be a Player! The Hockey Show" on The Sports Network. Mr. Lindros was born, and completed his high school education in London, Ontario, Canada. He entered the NHL immediately upon graduation. Drafted by the New York Islanders in 1994 in the first round, Mr. Lindros made great strides as an NHL player until a concussion injury stopped his career short in 1996. Mr. Lindros is using his experience and knowledge to continue his connection with hockey and the NHL. He brings to the board of directors not only his well-known name in hockey, but his knowledge of the game and its players.


STEPHEN SADLER has served as a Director of Internet Sports since August 1999. Mr. Sadler was Chairman and Chief Executive Officer of Geac Computer Corporation Limited from 1987 to 1999. Mr. Sadler is a member of the board of directors of Open Text Corporation, Cyberplex Multimedia and TSB International and is currently the Chairman of Helix Investments. Mr. Sadler received his Applied Science and Engineering degree from the University of Toronto in 1974 and his Masters in Business Administration from York University in 1979.


ALBERT GNAT has served as a Director of Internet Sports since August 1999.   Mr.
Gnat is partner at the firm Lang Michener Barristers and Solicitors in Toronto. Mr. Gnat has been with Lang Michener since 1974. Mr. Gnat holds board of director positions with CCL Industries, Inc., Geac Computer Corporation Limited, and Richtree, Inc. Mr. Gnat received his Bachelor of Science degree in Political Science and Economics from the University of Toronto in 1962 and his law degree from the University of Toronto in 1965.

DAVID SAMUEL has served as a Director of Internet Sports since August 1999. Mr. Samuel is currently the Managing Director of Mosaic Venture Partners. Mr. Samuel served with TorStar Online from 1998 to August, 1999 as Vice President of Corporate Development. He served as the President of @Home Canada where he worked from 1995 to 1997. Mr. Samuel received his Masters in Business Administration from Harvard University in 1991 and his Honors Bachelor of Administration from the University of Western Ontario in 1987.

ITEM 6.   EXECUTIVE COMPENSATION

     The following table and attached notes sets forth the compensation of the Company's executive officers and directors during each of the fiscal years since inception of the Company. The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

     During the 1997-1998 fiscal year, beginning April 28, 1997 (inception) through April 30, 1998, no Officer or Director received any cash consideration for salary, nor any aggregate remuneration for health insurance and expenses, in excess of $40,000.

     During the 1998-1999 fiscal year, beginning May 1, 1998 through March 31, 1999, two directors received cash consideration for salary, in excess of $40,000. Patrick Earle received $96,000 and Roger Earle received $58,500.

     The following table sets forth all compensation scheduled to be received for services rendered to the Company in all capacities during the 1999-2000 fiscal year by those persons who are the Company's executive officers and
directors.   No such individuals are scheduled to receive a total annual salary and bonus which exceeds $100,000 during the 1999-2000 fiscal year, ending March 31, 2000.



                                                                        Long Term Compensation
                                                             -----------------------------------------
                                  Annual Compensation                Awards             Payouts
                                 ---------------------------------------------------------------------

 Name and Principal                                Other     Restricted  Securities            All
 Position                                          annual    Stock       Underlying   LTIP     other
                           Year   Salary    Bonus  Compen-   Awards      Options/     Payouts  Compen-
                                                   sation    (1)         SARs                  sation
                           ---------------------------------------------------------------------------

 Andrew DeFrancesco        2000      0        0      None      500,000   450,000(2)     None     None
 Chairman, President (1)
------------------------------------------------------------------------------------------------------
 Kenneth Crema             2000      0       TBD     None       None     350,000(3)     None     None
 Chief Executive Officer
------------------------------------------------------------------------------------------------------
 Geoff Ford                2000   $75,000    TBD     None      300,000   150,000(4)     None     None
 Director/Chief Operating
 Officer/ Senior
 Vice-President
 Marketing and Sales
------------------------------------------------------------------------------------------------------
 Brett Lindros             2000      0        0      None      125,000   150,000(4)     None     None
 Director/ Director of
 Sports Media
------------------------------------------------------------------------------------------------------
 David Toews               2000   $73,000    TBD     None       None                    None     None
 Chief Financial Officer/                                                150,000(5)
 Secretary
------------------------------------------------------------------------------------------------------
 Stephen Sadler            2000      0        0      None       None      50,000        None     None
------------------------------------------------------------------------------------------------------
 Albert Gnat               2000      0        0      None       None      50,000        None     None
------------------------------------------------------------------------------------------------------
 David Samuel              2000      0        0      None       None      50,000        None     None
------------------------------------------------------------------------------------------------------


     See financial statements for fiscal year detail of executive compensation.

NOTES TO EXECUTIVE COMPENSATION


     (1) In order to maintain reduced operating overhead and provide incentives, certain officers and directors receive common stock in lieu of cash consideration for salaries accrued but not paid. Officers and directors of the Company were granted a total of 1,450,000 shares of restricted common stock in lieu of compensation pursuant to a July 22, 1999, board of directors meeting. Andrew DeFrancesco received 700,000 shares of common stock, in lieu of cash consideration, and at a cost basis of $.40 per share, for services rendered but not paid during the period April 27, 1997 through February 28, 1999. These shares were provided to Mr. DeFrancesco for his role in the BirchTree Capital Corp. transaction and not in his capacity as Chairman or President.


     (2)  Reflects options granted by the Company to Andrew
DeFrancesco in January 1999 to purchase 200,000 shares of Company Common Stock at the exercise price of $.40 per share with such options expiring on or before January 4, 2004; and options granted to Andrew DeFrancesco to purchase 250,000 shares of Company Common

Stock at the exercise price of $1.75 per share granted in January 1999. See "Options Outstanding" and "Certain Transactions".

     (3) Reflects options granted by the Company to Ken Crema in January 1999 to purchase 350,000 shares of Company Common Stock at the exercise price of $1.75 per share. See "Options Outstanding" and "Certain Transactions".


     (4) Reflects options granted by the Company to Geoff Ford, and Brett Lindros in January-February 1999 to purchase 150,000 shares of Company Common Stock at the exercise price of $1.75 per share; with such options expiring on or before March 25, 2004. See "Options Outstanding" and "Certain Transactions."


     (5) Reflects options to purchase 50,000 shares of common stock granted to David Toews as an incentive to accept service with the Company as Vice President of Finance and subsequently Chief Financial Officer in January, 1999 at the exercise price of $1.75 per share; with such options expiring on or before March 25, 2004. An additional 100,000 options at the exercise price of $4.275 were granted in June, 1999.

     The Company carries officers and directors liability insurance, disability and life insurance benefits, as well as health insurance. The health disability and life insurance benefits are available to employees of the Company only. Only three executive officers or directors are currently covered by employment agreements. The Company does not maintain any pension plan, profit sharing plan or similar retirement or employee benefit plans.

     Mr. Crema's relationship, while not subject to a formal agreement, is subject to a written memorandum wherein Mr. Crema is to receive no cash compensation until completion of the next round of private financing of a minimum of $5,000,000. Thereafter, Mr. Crema shall receive $10,000 per month. Like, Mr. Crema, Mr. DeFrancesco is scheduled to receive cash compensation of $10,000 per month upon completion of the next round of private financing of a minimum of $5,000,000. While the Company hopes to raise this sum in a private financing, there is no guarantee that the Company will be able to raise this sum, nor that this sum will be raised prior to the conclusion of 1999.


     Mr. Ford's employment agreement is for a term of three years. The terms of this agreement specifies a salary as disclosed herein above.





                      Individual Grants As of March 31, 1999                       Grant Date Value
---------------------------------------------------------------------------------------------------
 Name                     Number of       Percent of total  Exercise  Expiration   Grant date
                          securities      options/SARs      or base   Date         present value $
                          underlying      granted to        price
                          Options/SARs    employees in      ($/Sh)
                          granted (#)     fiscal year
---------------------------------------------------------------------------------------------------
 Andrew DeFrancesco       200,000               5.9%          $.40      2/28/04    $0
                          250,000               7.3%          $1.75     3/25/04    $0
---------------------------------------------------------------------------------------------------
 Ken Crema                350,000               10.4%         $1.75     3/25/04    $0
---------------------------------------------------------------------------------------------------
 Geoff Ford               150,000               4.4%          $1.75     3/25/04    $0
---------------------------------------------------------------------------------------------------
 Brett Lindros            150,000               4.4%          $1.75     3/25/04    $0
---------------------------------------------------------------------------------------------------
 David Toews              50,000                1.5%          $1.75     3/25/04    $0
---------------------------------------------------------------------------------------------------



ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     TRANSACTIONS WITH MANAGEMENT AND OTHERS


     In January 1999, Internet Sports Network, Inc., then a privately held Nevada corporation, entered into an agreement with BirchTree Capital Corporation, a Florida shell corporation with no operations which traded on the over the counter/bulletin board as "BICP" and its majority shareholder, Eric Littman. Pursuant to this agreement, BirchTree Capital Corporation issued in excess of 9,000,000 shares of stock to the shareholders of Internet Sports Network, Inc., the Nevada corporation. For the additional consideration of being permitted to retain 1,025,000 shares of common stock of BirchTree Capital Corporation and for the cash payment of $250,000, Mr. Littman agreed to cancel 3,975,000 shares of common stock held in his name. At the time of this transaction, the Company did not have sufficient cash resources to pay the consideration requested by Mr. Littman. Certain of ISN's shareholders, Benitz & Partners and Mark Valentine, agreed to pay the cash consideration portion to Mr. Littman in exchange for receiving an option to purchase 500,000 shares each of common stock held by Mr. Littman. Benitz & Partners and Mark Valentine also agreed to the cancellation of 350,000 shares each of their Internet Sports Network, a Nevada corporation, common stock. Effective January 19, 1999, the stockholders of Internet Sports Network, Inc. a Nevada corporation initiated the exchange of one hundred percent (100%) of their shares for an equal number of shares of common stock of BirchTree Capital Corporation. On February 1, 1999, BirchTree Capital Corporation changed its name to Internet Sports Network, Inc., a Florida corporation, and changed its OTC/BB symbol to ISNI. On February 22, 1999, Internet Sports Network, Inc., a Nevada corporation merged into Internet Sports Network, Inc. a Florida corporation with the Florida corporation being the surviving entity.


     The capitalization of the resulting company, Internet Sports Network, Inc., a Florida corporation was less than 1% of the issued and outstanding shares of common stock held by former BirchTree Capital Corporation shareholders and greater than 99% of the issued and outstanding shares of common stock held by former Internet Sports Network, Inc. a Nevada corporation. Former BirchTree shareholders held a total of 50,000 shares after the transaction consisting of 25,000 held by Mr. Littman and 25,000 held in the public float. This transaction provided the Company with access to a public market and quote for its securities.


     Officers and directors of the Company were granted options to purchase common stock at the exercise price of $.40 per share on January 5, 1999. The right to purchase 155,000 shares of common stock were granted to these officers and directors with a further 350,000 granted to consultants who later became officers and/or directors. Options to purchase 100,000 shares of ISN's common stock have been exercised, the remaining 405,000 may be exercised presently and expire on February 28, 2004. These options were granted as an incentive to continue service with the Company.


     ISN's directors were granted options to purchase common stock pursuant to an option agreement on January 19, 1999. This option agreement vested immediately and is exercisable over a five year period at the exercise price of $1.75 per share. The shares underlying the options are subject to piggyback and demand registration rights. These options were granted as an incentive to continue service with the Company


     ISN's officers were granted options to purchase common stock pursuant to an option agreement on February 1 and March 5, 1999. These options granted vest over a two year period commencing on March 26, 1999 and are exercisable over a five year period at an exercise price of $1.75. With the exception of those options granted to Mr. Ford and Mr. Gibson, which vest immediately, 25% of the options granted vest every six months commencing March 26, 1999 and ending March 26, 2001. Vesting is conditioned upon employment on the vesting date. If the Company are acquired, merged, or reorganized, or if the services of the officers are terminated without cause by the board of directors, all options vest immediately. These options have piggyback and demand registration rights. These options were granted as an incentive to continue service with the Company


     In February 1999, the Company granted 250,000 options to purchase common stock at the exercise price of $1.75 to Dominick & Dominick Securities, Inc. as payment for financial services rendered to the Company since its inception in lieu of a payment of a fee. This option is exercisable for a period of two years commencing February 3,

1999 and ending February 2, 2001. Dominick & Dominick Securities, Inc. transferred 200,000 of the options to companies affiliated with Dominick or its affiliates resulting in Dominick holding 50,000 options. Also in February, 1999, 50,000 options were granted to Sandalwood Investments as compensation for consulting services. 250,000 options to purchase common stock were reserved to grant to individual professional athletes in exchange for their services. Of the athlete options, 50,000 options have been granted to Mr. Alex Rodriguez in exchange for services to be rendered to the Company.
 Mr. Rodriguez' options vest in 2000 and are exercisable for a two year period. The athlete options are granted to induce professional athletes to act as spokespersons for the Company.


     In June 1999, the Company entered into a settlement agreement with Mr. Patrick S. Earle, former director and President to terminate his employment with and director's position. This agreement requires us to pay Mr. Earle a cash consideration of $60,000.

     On July 22, 1999, the board of directors of the Company authorized the issuance of 1,750,000 shares of restricted common stock to certain directors and officers in lieu of compensation. The stock was valued at the market value on that date of $6.00 per share.

     On July 30, 1999, the Company entered into a settlement agreement with Mr. Neil Podmore, a former officer, to terminate employment. This agreement requires us to pay $50,000 to Mr. Podmore and to grant him options to purchase 54,000 common shares at an exercise price of $6.00 per share.

ITEM 8.  LEGAL PROCEEDINGS

     To the best knowledge of management, there are no other legal proceedings pending or threatened against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS OF THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

     ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS' COMMON EQUITY AND OTHER STOCKHOLDERS MATTERS

     A.   MARKET INFORMATION

                         MARKET FOR THE ISSUER'S COMMON STOCK
                                 AND RELATED MATTERS


     The Company's common stock traded in the over-the-counter bulletin board market as ISNI since the BirchTree Capital Corporation/ISN merger of January 1999 until September 2, 1999. Thereafter, the Company has traded on the over the counter "pink sheets" as ISNI.






     The following table sets forth the high and low bid prices for the Company's common stock for each quarter within the last two fiscal years. Information is only available since January 1999. The prices below also reflect inter-dealer quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions:


          Quarter ended            Low Bid             High Bid
          -----------------        ------------        -----------
          March 31, 1999           $4.63               $4.75
          June 30, 1999            $6.56               $6.63
          July 22, 1999            $6.00               $6.25

     B.   HOLDERS

     As of June 30, 1999, there were approximately 150 holders of Company Common Stock, as reported by the Company's transfer agent.

     C.   DIVIDENDS

     The Company has not paid any dividends on its Common Stock. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     As part of the initial incorporation of Internet Sports Network in Nevada in April, 1997, the Company issued stock to certain of its founders at the stock's par value or $.001. This issuance consisted of 1,102,957 shares of common stock issued to Patrick Earle, 100,000 shares issued to Caulfield Management and 450,000 shares issued to Mr. Neil Podmore. The sale of these securities were exempt from registration on the basis of Section 3(a)(11) of the Securities Act of 1933 (the "Act"). The proceeds of this sale were used to fund incorporation and other start-up costs of the Company.

     In July 1997, the Company sold common stock at the price of $.02 per share to 22 investors all of whom were non-U.S. Residents, and of whom only 3 were non-accredited but sophisticated investors as defined under Regulation D of the Act. In connection with this issuance the Company relied upon an exemption available under Regulation S of the Act. The issuance consisted of a total of 1,767,500 shares of common stock with total proceeds raised of approximately $35,000. The funds were used for operations of the Company.


     In Fall of 1997, the Company sold common stock at the price of $.25 per share to 17 investors all of whom were accredited and all of whom were non-U.S. residents. All of these investors had a pre-existing shareholder and business relationship with the Company. In connection with this issuance, the Company relied upon an exemption available under Regulation S of the Act. The issuance consisted of 1,579,543 shares issued with 1,449,543 issued for net cash proceeds of approximately $361,000 and a further 130,000 issued in satisfaction of accounts payable amounting to $32,500, for a total of approximately $396,000. The proceeds were used for the operations of the Company.





     In November and December 1997, the Company sold convertible debentures, convertible to common stock at a rate of one share for every $1.50 principal amount of debenture, to five individuals pursuant to an offering relying upon Rule 506 of the Act. All of the investors were accredited investors. The Company raised a total of $196,500 selling 131 debentures. The proceeds of the offering were used to expand the Company's services and to begin a marketing program of these services. These investors agreed, on or about November, 1998 to convert their debentures to common stock of the Company at the conversion ratio of one share per $.40 of principal resulting in 491,250 shares issued.


     In June through September 1998, the Company offered common stock of the Company at a price of $.40 per share. The Company sold 2,001,000 shares of
common stock to 22 investors raising approximately $801,000.    The shares
were sold to accredited investors only who were non-U.S. Residents in reliance on Rule 506 of the Act. The proceeds were used to fund Company operations.


     In late November-December 1998, the Company had entered into an agreement with Digital Data Networks to conduct a share exchange wherein Digital Data Networks, Inc. would be the surviving entity to be renamed Internet Sports Network, Inc. Pursuant to that agreement, Digital Data Networks and two directors of Digital Data Network, Inc. agreed to pay a total of $370,000 to the Company in exchange for shares of common stock at $.40 per share. Digital Data Networks, Inc., while not an accredited investor, had access through its due diligence process to all material information regarding the Company. The directors were accredited investors who also had access to information by reason of their participation in the due diligence process. The Company relied upon an exemption available under 3(a)(11) of the Act. In late December, 1998, the Company realized that it would not have shareholder approval of the agreement with Digital Data Networks, Inc. Accordingly, and in accordance with the agreement with Digital Data Networks, Inc., the Company terminated the agreement with Digital Data Networks. As part of a settlement between the two companies, Digital Data Networks was reimbursed $70,000 for the costs it incurred in connection with the transaction and retained 150,000 shares of common stock. The rest of the common stock was returned to ISN and the full $370,000 was refunded.

     In early January, 1999, the Company issued a total of 650,000 shares to Brett and Eric Lindros for services rendered to the Company and to Colony Investments for financial advisory services rendered to the Company. The Company relied upon an exemption available under 3(a)(11) of the Act. All three investors are accredited investors. No funds were received in this transaction.


     In January 1999, the Company entered into a share exchange and merger agreement with BirchTree Capital Corp. In that agreement, the shareholders of the Company exchanged their shares for stock in BirchTree Capital Corp. The total newly issued shares contemplated to be issued under this agreement consisted of up to 9,085,229 shares of common stock of BirchTree Capital Corp. to be delivered to Internet Sports Network shareholders who delivered their stock for exchange. No funds were received in this transaction.


     In January 1999, the Company issued 700,000 shares of common stock to Mr. Andrew DeFrancesco. These shares were issued in exchange for services rendered by Mr. DeFrancesco in the BirchTree Capital Corporation transaction and were valued at $.40 per share. The Company relied on an exemption available under Regulation S of the Act. Mr. DeFrancesco is an accredited investor with a long history with the Company. No funds were received by the Company in this transaction.


     In March 1999, the Company offered up to $1,000,000 worth of common stock utilizing Rule 504 of Regulation D of the Securities Act of 1933 at the price of $1.75 per share. In this offering, 20 shareholders purchased a total of 571,000 shares of common stock at a total price of $999,425. The funds raised hereby were used to acquire SportsMark and to fund Company operations.


     On February 5, 1999, the Company acquired the SportsMark companies for 1,500,000 shares of common stock and cash. The SportsMark entities were accredited investors as that term is used in Regulation D of the Act. The Company relied upon Regulation S as an exemption to this offering.


     In late January-April, 1999, the Company offered up to 4,571,429 shares of common stock for a total consideration of $6 million to $8 million to non-U.S. residents. Investors purchased common stock totaling a total of 4,454,472 shares for a total consideration of approximately $7,795,000. The proceeds were used to acquire SportsMark and Pickem and to fund operations of the Company.


     Effective March 5, 1999, the Company acquired Pickem Sports. In this acquisition the Company issued a total of 1,987,955 shares to 3 Pickem shareholders in exchange for all of the common stock of Pickem. the Pickem shareholders were accredited investors and the Company relied on the exemption available under 3(a)(11) of the Act for this issuance.

     In February-April 1999, the Company offered common stock to accredited U.S. residents only, relying upon an exemption available under Rule 506 of Regulation D of the Act. In this offering, a total of 31 investors acquired a total of 653,183 shares, for a total consideration of $1,143,070. The proceeds were used to fund the operations of the Company.

ITEM 11.  DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, $.001 par value per share, of which approximately 17,841,000 shares were outstanding at March 31, 1999.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. See "Principal Shareholders."

     Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by the Board of Directors in its discretion, from funds legally available therefor. The Company does not currently anticipate paying any dividends on its Common Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

     Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent is Interwest Transfer Company, whose address is 1981 E. Murray Holiday Road, Salt Lake City, UT 84117.

OPTIONS


     As of March 31, 1999, the Company had authorized a total of 3,415,000 options; of which 2,550,000 were held by officers and directors of the Company at March 31, 1999 and of which 1,300,000 were held by now current officers and directors of the Company. See Stock Option Summary for number of options issued, exercise price, and expiration for each holder thereof.

     In general, each Option (i) entitles the holder thereof to purchase one share of Common Stock, (ii) will be exercisable for a period of (varied time), commencing (a varied number of) months from the final delivery by the Company of Common Stock (each Unit consisting of one share of Common Stock) sold in the offering and (iii) is detachable and separately transferable only during such exercise period.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida Corporation Law and the Company's Certificate of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     In response to this item, the Company hereby incorporates the Financial Statements attached hereto as an Exhibit and states that the reporting of Supplementary Data is not applicable to the Company.

ITEM 14.  ACCOUNTANTS

     The Company has engaged Ernst & Young, LLP as its auditors as of May 19, 1999 replacing Davidson & Company who were dismissed as of that date. The decision to engage Ernst & Young, LLP was approved by the Board of Directors. There were no disagreements with Davidson & Company during the period ended April 30, 1998 or during the interim period until the date of their dismissal.

     Davidson & Company expressed an opinion without reservation on the financial statements for the period from inception to April 30, 1998, dated June 25, 1998. There was no adverse opinion or disclaimer of opinion. The opinion was not qualified due to uncertainty, audit scope, or accounting principles.

ITEM 15        FINANCIAL STATEMENTS AND EXHIBITS
-------        ---------------------------------
(a)  Consolidated financial statements for the Company for the period from inception, April 28, 1997 to April 30, 1998 and for the eleven months ending  March 31, 1999.
     Consolidated Pro Forma financial statements for the Company for the period
     from inception, April 28,     1997 to April 30, 1998 and for the eleven
     months ending  March 31, 1999.
     Classroom 2000 Inc. financial statements for the period ending January 31,
     1999, December 31, 1998 and 1997.
     SportsMark, Inc.  financial statements for the periods ending January 31,
     1999, November 30 1998 and    1999.
     SportsMark Promotions, Inc.  financial statements for the periods ending
     January 31, 1999, December 31, 1999, December 31, 1998
     Pickem Sports, Inc. financial statements for the periods ending December
     31, 1997 and 1998.
     Consolidated financial statements for the Company for the period ending
     June 30, 1999 and for the period ending June 30, 1998.
     Consolidated Pro Forma financial statements for the Company for the period ending June 30, 1999.
     Innovation Partners, Inc. d.b.a. SportsBuff financial statements for the period ending June 30, 1999.
(b)  Exhibits


     2.1   Agreement for the Exchange of Common Stock between Birch Tree Capital
           Corp. and Eric P. Littman, and Internet Sports Network, Inc.*
     2.2   Share Purchase Agreement between Internet Sports Network, Inc. and
           SportsMark Inc., SportsMark Promotions, Inc. & Classroom 2000 Inc.
           and Assets of SMP SportsMark Promotions International, Inc. *
     2.3   Merger Agreement between Torsten Heycke, Rafael Furst, Perry
           Friedman, Pickem Sports, Inc., and Internet Sports Network, Inc.*
     2.4   Agreement for the Purchase of Certain Assets of Ultimate Sports
           Publishing, Inc. By and Between National Publisher Services, Inc. And
           Internet Sports Network, Inc.*
     2.5   Agreement and Plan of Merger between Innovation Partners, Inc. and
           Internet Sports Network, Inc.*
     3(i)  Articles of Incorporation and Amendments of Internet Sports Network,
           Inc.*
     3(ii) Bylaws of Internet Sports Network, Inc.*
     4.1   Form of Consultant's Option Agreement and Certificate*
     4.2   Form of Officer/Director Option Agreement and Certificate*
     4.3   Common Stock Certificate Specimen*
     10.1  Lease for Toronto office*
     10.2  Lease for Vancouver office*
     10.3  Employment Agreement for Bill Gibson*
     10.4  Employment Agreement for Geoff Ford*
     10.5  Settlement Agreement with Digital Data Networks*
     10.6  Settlement Agreement with Patrick S. Earle*
     10.7  Settlement Agreement with Neil Podmore
     16.   Letter from Davidson & Company
     21    List of Subsidiaries of Company*

*Previously filed

                                      SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   INTERNET SPORTS NETWORK, INC.


                                   By:    /s/ Ken Crema
                                      -------------------------------
                                          Ken Crema
                                   Its:  Chief Executive Officer


Signature                             Title                         Date
---------                             -----                         ----
 /s/ Ken Crema                Chief Executive Officer, Director  October 4, 1999
---------------------------
Ken Crema

 /s/ Andrew DeFrancesco       Chairman of the Board, President   October 4, 1999
---------------------------
Andrew DeFrancesco

 /s/ Geoff Ford               Director, Chief Operating Officer  October 4, 1999
---------------------------   Senior Vice President
Geoff Ford                    Marketing and Sales

 /s/ Brett Lindros            Director, Director of Sports Media October 4, 1999
---------------------------   Relations
Brett Lindros

 /s/ David Toews              Chief Financial Officer, Secretary October 4, 1999
---------------------------
David Toews

 /s/ Albert Gnat              Director                           October 4, 1999
---------------------------
Albert Gnat

 /s/ David Samuel             Director                           October 4, 1999
---------------------------
David Samuel

 /s/ Stephen Sadler           Director                           October 4, 1999
---------------------------
Stephen Sadler

                                    CONSOLIDATED FINANCIAL STATEMENTS

                                    INTERNET SPORTS NETWORK, INC.



                                    MARCH 31, 1999

                                AUDITORS' REPORT



To the Shareholders of
INTERNET SPORTS NETWORK, INC.

We have audited the accompanying consolidated balance sheet of INTERNET SPORTS NETWORK, INC. as of March 31, 1999, and the related consolidated accompanying statements of operations and comprehensive loss, shareholders' equity and cash flows for the 11 months ending March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 1999 and the consolidated results of its operations and its cash flows for the 11 months ending March 31, 1999 in conformity with generally accepted accounting principles in the United States.


Toronto, Canada,                                      "Ernst & Young LLP"
June 11, 1999.                                      Chartered Accountants

                          INTERNET SPORTS NETWORK, INC.
                           CONSOLIDATED BALANCE SHEET
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                          MARCH 31,          APRIL 30,
                                                                            1999                1998
------------------------------------------------------------------------------------------------------
                                                                                (U. S. Dollars)
ASSETS

Current
   Cash and cash equivalents                                               $  2,928           $      9
   Receivables                                                                  182                 31
   Prepaid expenses                                                              29                 45
                                                                           --------           --------

                                                                              3,139                 85

Purchased intangibles, net (Note 3)                                           9,637                  -
Goodwill, net (Note 3)                                                        3,855                  -

Equipment, net (Note 4)                                                          84                 46
                                                                           --------           --------

                                                                           $ 16,715           $    131
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current
   Accounts payable                                                        $    171           $     95
   Accrued liabilities                                                           80                 72
   Accrued prize commitments                                                     31                  -
   Accrued commission on stock issuance                                          57                  -
                                                                           --------           --------

                                                                                339                167

Deferred income taxes (Note 7)                                                3,855                  -
Convertible debentures (Note 5)                                                   -                196
                                                                           --------           --------

                                                                              4,194                363
                                                                           --------           --------
Commitments (Note 9)

Shareholders' equity (Note 6)
   Common stock and additional paid-in capital, $0.001 par value,
     50,000 shares authorized (1998 - 20,000)
     17,841 outstanding (1998 - 5,000)                                       17,127                425
     Share subscriptions receivable for 1,703 shares subscribed                   -                (14)
     Deferred compensation                                                     (449)                 -
     Accumulated deficit                                                     (4,157)              (643)
                                                                           --------           --------

                                                                             12,521               (232)
                                                                           --------           --------

                                                                           $ 16,715           $    131
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
           CONSOLIDATED STATEMENT OF OPERATIONS and COMPREHENSIVE LOSS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                                                                        FISCAL YEAR
                                                                      APRIL 28, 1997
                                                                        (INCEPTION)
                                                 11 MONTHS ENDING         THROUGH
                                                  MARCH 31, 1999       APRIL 30, 1998
-------------------------------------------------------------------------------------
                                                             (U.S. Dollars)

REVENUES                                               $   152           $    77
                                                       -------           -------

EXPENSES
   Prize commitments and other direct costs                250                41
   Wages and salaries                                      385               223
   Consulting fees                                         267                67
   Advertising                                             367               185
   Depreciation                                             23                 8
   Interest and bank charges                                17                 9
   General and administrative                              424               187
   Amortization of purchased intangibles                   591                 -
   Amortization of goodwill                                236                 -
   Debt conversion inducement (Note 5)                     144                 -
   Options granted for services provided                   632                 -
   Amortization of deferred compensation                    20                 -
   Recapitalization and due diligence costs                546                 -
                                                       -------           -------

   Total expenses                                        3,902               720
                                                       -------           -------

Loss before income taxes                                (3,750)             (643)

Deferred income tax recovery (Note 7)                      236                 -
                                                       -------           -------

Net loss and comprehensive loss                        $(3,514)          $  (643)

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

BASIC AND DILUTED NET LOSS PER SHARE                   $ (0.45)          $ (0.17)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING            7,833             3,813
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------


        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                                       COMMON
                                                                      STOCK AND
                                                                     ADDITIONAL      STOCK
                                                         NUMBER        PAID IN   SUBSCRIPTIONS    DEFERRED         ACCUMULATED
                                                        OF SHARES      CAPITAL    RECEIVABLE    COMPENSATION  DEFICIT        TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           (U.S. Dollars)
Founders' shares subscribed upon inception
   on April 28, 1997 for $0.001 per share                  1,653    $      2     $     (2)  $         -     $     -      $      -

Shares issued for cash                                     3,217         398          (12)            -           -           386

Shares issued in exchange for amounts payable                130          33            -             -           -            33

Share issuance costs                                           -          (8)           -             -           -            (8)

Net loss                                                       -           -            -             -        (643)         (643)
                                                         -------     -------      -------       -------     -------       -------

Balance at April 30, 1998                                  5,000         425          (14)            -        (643)         (232)

Shares issued in exchange for convertible
   debentures                                                491         362            -             -           -           362

Shares issued in exchange for amounts payable                 93          37            -             -           -            37

Existing outstanding shares of BTC on
   January 19, 1999                                        1,050           -            -             -           -             -

Shares cancelled in conjunction with
   recapitalization of the Company                          (700)          -            -             -           -             -

Shares issued on acquisition of Sportsmark Group
   of Companies                                            1,500       2,625            -             -           -         2,625

Shares issued on acquisition of Pickem Sports, Inc.        1,868       3,269            -             -           -         3,269

Shares issued for services                                 1,500         522            -             -           -           522

Shares issued for cash                                     7,039       9,249            -             -           -         9,249

Deferred compensation related to stock options                 -         469            -          (469)          -             -

Amortization of deferred compensation related
   to stock options                                            -           -            -            20           -            20

Options granted for services provided                          -         632            -             -           -           632

Payment of subscription receivable                             -           -           14             -           -            14

Share issuance costs                                           -        (463)           -             -           -          (463)

Net loss                                                       -           -            -             -      (3,514)       (3,514)
                                                         -------     -------      -------       -------     -------       -------

Balance at March 31, 1999                                 17,841    $ 17,127    $       -      $   (449)   $ (4,157)     $ 12,521
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
      (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                                        FISCAL YEAR
                                                                                       APRIL 28, 1997
                                                                                        (INCEPTION)
                                                                     11 MONTHS ENDING     THROUGH
                                                                      MARCH 31, 1999   APRIL 30, 1998
------------------------------------------------------------------------------------------------------
                                                                               (U.S. Dollars)
OPERATING ACTIVITIES
   Net loss                                                                  $(3,514)          $  (643)
   Adjustment to reconcile net loss to
     net cash used in operating activities:
       Depreciation                                                               23                 8
       Amortization of deferred compensation                                      20                 -
       Amortization of purchased intangibles                                     591                 -
       Amortization of goodwill                                                  236                 -
       Deferred income tax recovery                                             (236)                -
       Debt conversion inducement                                                144                 -
       Options granted for services provided                                     632                 -
       Shares issued for services                                                522                 -
   Changes in other operating assets and liabilities:
     Increase in receivables                                                    (142)              (31)
     Decrease (increase) in prepaid expenses                                      16               (45)
     Increase in accounts payable                                                 72               128
     Increase in accrued liabilities                                              30                72
                                                                             -------           -------
   Net cash used in operating activities                                      (1,606)             (511)
                                                                             -------           -------

INVESTING ACTIVITIES
   Purchase of Sportsmark Group of Companies                                  (1,254)                -
   Purchase of Pickem Sports, Inc.                                            (3,000)                -
   Purchase of equipment                                                         (21)              (54)
                                                                             -------           -------
   Net cash used in investing activities                                      (4,275)              (54)
                                                                             -------           -------

FINANCING ACTIVITIES
   Proceeds from sale of convertible debentures                                    -               196
   Proceeds from sale of capital stock, net of share issuance costs
     ($463; April 30, 1998 - $8)                                               8,800               378
                                                                             -------           -------
   Net cash provided by financing activities                                   8,800               574
                                                                             -------           -------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                      2,919                 9
CASH AND CASH EQUIVALENTS:
   Beginning of period                                                             9                 -
                                                                             -------           -------
   End of period                                                             $ 2,928           $     9
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
INVESTING ACTIVITIES
   Net assets of Pickem Sports, Inc. acquired for shares                     $(3,269)          $     -
   Net assets of Sportsmark Group of Companies acquired for shares            (2,625)                -
FINANCING ACTIVITIES
   Common stock issued in exchange for
     convertible debentures                                                      196                 -
   Shares issued on acquisition of Pickem Sports, Inc.                         3,269                 -
   Shares issued on acquisition of Sportsmark Group of Companies               2,625                 -
   Shares issued for services                                                    522                 -
   Accrued interest settled for shares                                            22                 -
   Common stock issued in exchange for accounts
     payable paid by shareholder                                                  37                33
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Cash interest paid                                                           $    10                 -
Cash taxes paid                                                                    -                 -
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 1.       NATURE AND CONTINUANCE OF OPERATIONS

              Internet Sports Network, Inc. ("ISN" or the "Company") was incorporated on April 28, 1997 (Inception) under the laws of the State of Nevada, United States and its principal business activities include the development and marketing of sports contest organization services administered through the Internet. Substantially all of the Company's operations are conducted by its wholly-owned subsidiaries in the United States and Canada.

              Pursuant to the reverse acquisition and subsequent merger, the state of incorporation has changed to Florida, United States.

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES

              RECAPITALIZATION OF THE COMPANY AND PURCHASE OF BIRCH TREE CAPITAL CORP. NET ASSETS

              Effective January 19, 1999, Birch Tree Capital Corp. ("BTC") acquired all the shares of ISN pursuant to an Agreement for the Exchange of Common Stock (the "Agreement"). BTC was formed on October 6, 1996 as a holding company, whose shares were quoted on the OTC Electronic Bulletin Board. At the time of the merger, BTC had no assets or liabilities. Pursuant to the Agreement, ISN's common shareholders received an aggregate of approximately 9,085 shares of the restricted common stock of BTC, representing approximately 90% of the common stock outstanding upon consummation of the transaction. Accordingly, this has been accounted for as a recapitalization of the Company and the acquisition of the net assets of BTC. The legal parent company, BTC, was deemed to be a continuation of ISN, and accordingly, these consolidated financial statements are a continuation of the financial statements of ISN, the legal subsidiary and not the legal parent. In these consolidated financial statements the comparative figures are those of ISN. After the acquisition, BTC and ISN merged, and the merged entity changed its name to Internet Sports Network, Inc. As a result of the transaction, ISN's year end was changed to March 31.

              The acquisition has been accounted for using the purchase method with the cost of the purchase being a nominal value of $1.

              Costs related with the BTC transaction totalling $351, including commission of $280 and legal fees, have been charged to the consolidated statement of operations and comprehensive loss. Due diligence costs with respect to proposed transactions which were not completed totalling $145, which includes a $130 settlement fee to Digital Data Networks, have been charged to the consolidated statement of operations and comprehensive loss. Costs associated with the acquisitions of the Sportsmark Group of Companies and Pickem Sports, Inc. totaling $50 are also included in the Statement of Operations and Comprehensive loss.

              BUSINESS COMBINATIONS

              The business combinations have been accounted for under the purchase method of accounting, and the Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their fair value at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired is included in purchased intangibles and goodwill in the accompanying consolidated balance sheet.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D...)

              PRINCIPLES OF CONSOLIDATION

              These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

              USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              CASH AND CASH EQUIVALENTS

              The Company has defined cash and cash equivalents to include cash and time deposits with original maturities of 90 days or less.

              CONCENTRATIONS OF CREDIT RISK

              Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of its holdings of cash held by one deposit taking institution. The Company manages its credit risk by depositing its cash in high-quality, regulated deposit taking institutions.

              PURCHASED INTANGIBLES AND GOODWILL

              Purchased intangibles consist primarily of software, licenses, customer lists, trademarks and contest agreements. Purchased intangibles of approximately $9,637 are stated net of total accumulated amortization of $591 at March 31, 1999 in the accompanying consolidated balance sheet. Purchased intangibles are being amortized on a straight-line basis principally over two years.

              Goodwill of approximately $3,855 is stated net of total accumulated amortization of $236 at March 31, 1999 in the accompanying consolidated balance sheet. Goodwill is being amortized on a straight-line basis principally over two years.

              LONG-LIVED ASSETS

              In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on discounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

              ADVERTISING COSTS

              The cost of advertising is expensed as incurred.

              STOCK-BASED COMPENSATION

              The Company has elected to follow Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, "Accounting for Stock-Based Compensation". APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company accounts for options granted to non-employees, by applying the fair value accounting as prescribed by SFAS No. 123. The fair value of options granted to non-employees is estimated at the date of grant using a Black-Scholes option pricing model.

              SEGMENT AND GEOGRAPHIC INFORMATION

              The Company operates in one principal business segment across domestic and international markets. International sales, including export sales from the United States to Canada, represented approximately 82% and 100% of net sales for the periods ended March 31, 1999 and April 30, 1998, respectively. No other foreign country or geographic area accounted for more than 10% of net sales in any of the periods presented. There were no transfers between geographic areas during the periods ended March 31, 1999 and April 30, 1998. Capital assets and purchased intangibles in the United States equalled approximately $12,457 and nil in fiscal 1999 and 1998, respectively. The remaining capital assets and purchased intangibles are in Canada.

              COMPREHENSIVE INCOME (LOSS)

              As of May 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income (loss) and its components in the consolidated financial statements. There are no items of comprehensive income (loss) that require additional reporting.

              FOREIGN CURRENCY TRANSLATION

              The unit of measurement of the Company is the Canadian dollar while its reporting currency is the United States dollar. The assets and liabilities of the Canadian subsidiaries are translated using the exchange rate in effect at period end, and revenues and expenses are translated at the average rate during the period. Exchange gains or losses on translation of the Company's net equity investments in these subsidiaries are deferred as a separate component of other comprehensive income. The translation adjustments as at March 31, 1999 and April 30, 1998 were insignificant.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

              EQUIPMENT

              Equipment is recorded at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the declining balance basis at the following rates:

                  Office equipment and furniture            20%
                  Computer equipment                        30%

              REVENUE RECOGNITION

              The Company earns revenue from membership and other fees received for Internet-based sports information and sports contest organization services. Membership fees are received prior to the beginning of a particular sport season or event and recorded as deferred income until recognized in income ratably over the season or upon completion of the event. Other fees received for Internet-based sports information and sports contest organization services are recognized in income ratably over the season or upon completion of the event. There was no deferred revenue recorded on the consolidated balance sheets as at March 31, 1999 and April 30, 1998.

              PRIZE AWARDS

              Members, as well as non-members, are entitled to enter into contests provided by the Company. Prizes are awarded upon completion of the sports season or event and are paid by the Company or the contest's sponsors. Prize awards are fixed in amount and determinable prior to commencement of the season or event and are expensed at the commencement of the season or event to which they relate.

              FAIR VALUE OF FINANCIAL INSTRUMENTS

              The Company's financial instruments consist primarily of cash and cash equivalents, receivables, accounts payable, accrued liabilities, accrued prize commitments and accrued commission on stock issuance. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The carrying amounts of these current assets and liabilities approximate their fair values due to their immediate or short-term nature.

              INCOME TAXES

              Income taxes are accounted for utilizing the liability method. Deferred income taxes are provided to represent the tax consequence on future years for temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred income taxes are measured utilizing enacted tax rates expected to be in effect in the years in which the temporary differences are expected to reverse. A valuation allowance has been provided for the total amount of deferred tax assets that would otherwise be recorded for income tax benefits primarily relating to operating loss carryforwards, as realization cannot be determined to be more likely than not.

              LOSS PER SHARE

              Basic loss per share excludes any dilutive effects of options and convertible debentures. Basic loss per share is computed using the weighted-average number of common shares outstanding during the period and includes common shares issued subsequent to the period end for which all consideration had been received prior to the

                         INTERNET SPORTS NETWORK, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
        (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

              period end and which no other contingencies existed. Diluted loss per share is equal to the basic loss per share

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 2.       SIGNIFICANT ACCOUNTING POLICIES (CONT'D....)

              as the effect of the stock options and convertible debentures is anti-dilutive. There are no other dilutive common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

              EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

              New accounting pronouncements having relative applicability to the Company include Statements of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits", effective for fiscal years beginning after December 15, 1998 and No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 2000. SFAS No. 132 revises employers' disclosures about pension and other post-retirement benefit plans. SFAS No. 133 requires that all derivative instruments be recorded on the consolidated balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS Nos. 132 and 133 will have a material impact on its consolidated financial statements because the Company does not provide for pension or other post-retirement benefits, nor does it currently hold any derivative instruments. Adoption of these statements will not impact the Company's financial position, results of operations or cash flows and any effect will be limited to the form and content of disclosures.

              Additionally, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" and Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", which are effective for fiscal years beginning after December 15, 1998. Adoption of these standards is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3.       BUSINESS COMBINATIONS

              Effective February 5, 1999, the Company acquired 100% of the shares of three companies under common ownership and software license rights from a fourth company (the "Sportsmark Group of Companies"). The Sportsmark Group of Companies conduct and administer sports contest services for their clients.

              Effective March 5, 1999, the Company acquired 100% of the shares of Pickem Sports, Inc. ("Pickem"). The business of Pickem consisted of adaptable software to support the Company's growth in sports pools run through the Internet.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 3.       BUSINESS  COMBINATIONS (CONT'D....)

              The transactions are summarized as follows:


              -------------------------------------------------------------------------------------------------------------
              -------------------------------------------------------------------------------------------------------------
                                                                                                As at
                                                                                    February 5, 1999,                As at
                                                                                     Sportsmark Group        March 5, 1999,
                                                                                         of Companies   Pickem Sports, Inc.
              -------------------------------------------------------------------------------------------------------------
              Net assets acquired at fair values:
              Working capital                                                           $        (129)        $           9
              Equipment                                                                            28                    12
              Purchased intangibles                                                             3,980                 6,248
              Goodwill                                                                          1,592                 2,499
              Deferred income taxes                                                            (1,592)               (2,499)
                                                                                        --------------        --------------
                                                                                        $       3,879         $       6,269
              -------------------------------------------------------------------------------------------------------------
              -------------------------------------------------------------------------------------------------------------
              Funded by:
              Cash                                                                      $       1,254         $       3,000
              Shares of common stock                                                            2,625                 3,269
                                                                                        -------------         -------------
                                                                                        $       3,879         $       6,269
              -------------------------------------------------------------------------------------------------------------
              -------------------------------------------------------------------------------------------------------------

              Purchased intangibles related to the acquisition of the Sportsmark Group of Companies consist of developed contest software, licenses, participant lists, customer lists, trademarks and domain names.

              Purchased intangibles related to the acquisition of Pickem consist of developed contest software, customer contracts, client lists, contest agreements, trademarks and domain names.

              The unaudited pro forma combined consolidated financial information for the aggregate of the Sportsmark Group of Companies and Pickem acquisitions described above and accounted for under the purchase method of accounting, as though the acquisitions had occurred on May 1, 1998, would have resulted in net sales of $2,053; loss before income taxes of $8,624; net loss of $6,750; and basic and diluted loss per share of $0.63 for the period ended March 31, 1999. The pro forma net loss includes amortization of purchased intangibles and goodwill of $6,562 for the period ended March 31, 1999. This unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated results of operations in future periods or the results that actually would have been realized had the Company been a combined company during the specified period.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 4.       EQUIPMENT

              Equipment consists of the following:

              -------------------------------------------------------------------------------------------------------------
              -------------------------------------------------------------------------------------------------------------
                                                                                            MARCH 31,      APRIL 30,
                                                                                              1999             1998
              ------------------------------------------------------------------------------------------------------
              Computer equipment                                                        $      83         $     33
              Office equipment and furniture                                                   32               21
                                                                                        ------------      --------
                                                                                              115               54
              Less accumulated depreciation                                                   (31)              (8)
                                                                                        ------------      --------

              Equipment, net                                                            $      84         $     46
              -------------------------------------------------------------------------------------------------------------
              -------------------------------------------------------------------------------------------------------------


NOTE 5.       CONVERTIBLE DEBENTURES

              Convertible debentures bear interest, payable quarterly, at the rate of 10% per annum and were to mature on December 12, 2002. The debentures could have been prepaid at any time without penalty. Commencing in December 1998, each debenture was convertible, at the option of the holder, unless previously redeemed or repurchased, at a convertible rate of one share of common stock per $1.50 principal amount of debenture.

              In order to facilitate the reverse acquisition, the Company offered to exchange the principal amount of debentures for shares of the Company's common stock at a per share price of $0.40 resulting in the issuance of approximately 491 common shares. The value of shares issued on conversion of the debentures includes the inducement provided to the debenture holders of $144 and $22 of accrued interest which had been previously charged to the consolidated statement of operations and comprehensive loss was forfeited by the debenture holders on conversion.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 6.       SHAREHOLDERS' EQUITY

              COMMON STOCK

              The authorized share capital of ISN which, for accounting purposes, is deemed to have acquired BTC effective January 19, 1999, consisted of 20,000 common shares with a par value of $0.001. Changes in the capital stock of ISN to January 19, 1999, the effective date of the business combination with BTC, were as follows:

                                                                                  NUMBER                  COMMON STOCK AND
                                                                                 OF SHARES                 PAID-IN CAPITAL
                                                                                                                  $
              -------------------------------------------------------------------------------------------------------------
              Founders' shares subscribed upon inception
                on April 25, 1997 for $0.001 per share,
                net of subscription receivable                                     1,653                                --
              Shares issued for cash, net of subscription
                receivable                                                         3,217                               386
              Shares issued in exchange for amounts payable                                                            130
              Share issuance costs                                                    --                                (8)
              -------------------------------------------------------------------------------------------------------------
              Balance at April 30, 1998                                            5,000                               411

              Shares issued in exchange for convertible
                debentures (Note 5)                                                  491                               362
              Shares issued in exchange for amounts payable                           93                                37
              Shares issued for services                                           1,500                               522
              Shares issued for cash                                               2,001                               801
              -------------------------------------------------------------------------------------------------------------
              BALANCE JANUARY 19, 1999                                             9,085                             2,133
              -------------------------------------------------------------------------------------------------------------
              -------------------------------------------------------------------------------------------------------------

              During June and July 1997, ISN offered for sale to a group of initial investors, 1,768 shares of its common stock at a per share price of $0.02. Commencing in July 1997, ISN issued approximately 1,449 shares of its common stock at a per share price of $0.25.

              During the period ended January 19, 1999, 1,500 shares were issued for services rendered at prices ranging from $0.28 to $0.40 per share. Included in this total are 950 shares issued to officers and directors of ISN for marketing and financing services.

              AS AT JANUARY 19, 1999

              For accounting purposes, the share capital of the continuing consolidated entity as at January 19, 1999 is computed as follows:

                                                                                           $
             ---------------------------------------------------------------------------------
              Existing share capital and paid-in capital of ISN,
                January 19, 1999                                                         2,133
              Ascribed value of the shares of BTC                                           --
             ---------------------------------------------------------------------------------
              SHARE CAPITAL AT JANUARY 19, 1999                                          2,133
             ---------------------------------------------------------------------------------
             ---------------------------------------------------------------------------------

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 6.       SHAREHOLDERS' EQUITY (CONT'D...)

              As a result of the business combination, ISN became a wholly-owned subsidiary of BTC. For accounting purposes, at January 19, 1999, the outstanding shares of the continuing consolidated entity consisted of the number of BTC shares issued to that date with an ascribed value equal to the share capital of the continuing consolidated entity as computed above. As part of the BTC transaction the authorized share capital of the Company was increased to 50,000 common shares with a par value of $0.001. As a result, the number of outstanding shares of BTC as at January 19, 1999 is computed as follows:

                                                                                                                  NUMBER OF
                                                                                                                    SHARES
              --------------------------------------------------------------------------------------------------------------
              Existing outstanding shares of BTC, January 19, 1999                                                    1,050
              Share transactions related to the business combination
                Issued to ISN shareholders                                                                            9,085

              --------------------------------------------------------------------------------------------------------------
              OUTSTANDING COMMON SHARES AT JANUARY 19, 1999                                                          10,135
              --------------------------------------------------------------------------------------------------------------
              --------------------------------------------------------------------------------------------------------------

              TO MARCH 31, 1999

                                                                                           NUMBER         COMMON STOCK AND
                                                                                          OF SHARES        PAID-IN CAPITAL
                                                                                                                   $
              --------------------------------------------------------------------------------------------------------------
              BALANCE JANUARY 19, 1999                                                     10,135                     2,133
              Shares issued for cash, net of subscription receivable                        5,038                     8,462
              Shares cancelled                                                               (700)                       --
              Shares issued on acquisition of Sportsmark Group of Companies                 1,500                     2,625
              Shares issued on acquisition of Pickem Sports, Inc.                           1,868                     3,269
              Deferred compensation related to stock options                                   --                       469
              Options granted for services                                                     --                       632
              Share issuance costs                                                             --                      (463)
              --------------------------------------------------------------------------------------------------------------
              BALANCE MARCH 31, 1999                                                       17,841                    17,127
              --------------------------------------------------------------------------------------------------------------
              --------------------------------------------------------------------------------------------------------------

              Included in the shares outstanding as at March 31, 1999 are 561 shares to be issued for which all consideration has been received and which no other contingencies exist.

              STOCK OPTIONS

              Generally, options are granted by the Company's Board of Directors at an exercise price of not less than the fair market value of the Company's common stock at the date of grant. Options are generally granted with a term of five years from the date of issuance. Option vesting is varied ranging from the date of issuance to 2 years. The exercise price for options granted prior to the reverse acquisition of BTC was equal to the price of shares issued through private placements in effect at the date of grant. Subsequent to the reverse acquisition of BTC, the exercise price for options remained equal to the private placement price, which represented a discount to the quoted market price.

                          INTERNET SPORTS NETWORK, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
       (All dollar and share amounts in thousands, except per share data)
-------------------------------------------------------------------------------

NOTE 6.       SHAREHOLDERS' EQUITY (CONT'D...)

              During the period ended March 31, 1999, the Company issued 970 options to parties other than employees and directors for services rendered. The fair value of these options of $632 was charged to operations.

              STOCK OPTION ACTIVITY

              The following table summarizes the Company's stock option activity:

              --------------------------------------------------------------------------------------------------------------
              --------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF         WEIGHTED AVERAGE
                                                                                         SHARES            EXERCISE PRICE
              --------------------------------------------------------------------------------------------------------------
              Balance at inception and April 30, 1998                                             -           $       -

              Options granted and assumed                                                     3,415                1.51
              Options exercised                                                                  50                 .80
                                                                                        -----------       -----------------

              March 31, 1999                                                                  3,365           $    1.52
              --------------------------------------------------------------------------------------------------------------
              --------------------------------------------------------------------------------------------------------------

              The following table summarizes information about options outstanding and options exercisable at March 31, 1999:


               -------------------------------------------------------------------------------------------------------
               -------------------------------------------------------------------------------------------------------
                               OPTIONS OUTSTANDING                                        OPTIONS EXERCISABLE
               ----------------------------------------------------------------       ------------------------------
                                                             WEIGHTED AVERAGE
                                            OPTIONS        REMAINING CONTRACTUAL        OPTIONS     WEIGHTED AVERAGE
               EXERCISE PRICE              OUTSTANDING              LIFE              EXERCISABLE    EXERCISE PRICE
              ---------------              -----------     ---------------------      -----------   ----------------
              $         0.40                   575                5.0 years                 575         $  0.40
                        1.75                 2,790                4.7 years               2,200            1.75
              ------------------------------------------------------------------------------------------------------
              $  0.40 - 1.75                 3,365                4.8 years               2,775         $  1.47
              ------------------------------------------------------------------------------------------------------
              ------------------------------------------------------------------------------------------------------

              Subsequent to period end, 450 options were granted. The intrinsic value of the options at the date of grant was $1,277. These options vest at various intervals through June 2001.

              DEFERRED COMPENSATION

              The Company recorded aggregate deferred compensation of $469 during the period ended March 31, 1999. The amount recorded represents the difference between the grant price and the fair value of the Company's common stock for shares subject to options granted in fiscal 1999. Options granted below fair market value and the associated weighted average exercise price per share were 150 and $1.75 during fiscal 1999. The amortization of deferred compensation will be charged to operations over the vesting period of the options, which is 2 years. Total amortization recognized in fiscal 1999 was $20. No options were granted in fiscal 1998.

                         INTERNET SPORTS NETWORK, INC.
               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      (All dollar and share amounts in thousands, except per share data)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE 6.       SHAREHOLDERS' EQUITY (CONT'D...)

              PRO FORMA DISCLOSURE

              The Company follows the intrinsic value method in accounting for its stock options. Had compensation cost been recognized based on the fair value at the date of grant from options granted in fiscal 1999, the pro forma amounts of the Company's net loss and net loss per share for fiscal 1999 would have been as follows:


              Net loss as reported                             $(3,514)
              Net loss - pro forma                             $(5,559)
              Basic and diluted loss per share as reported     $(0.45)
              Basic and diluted loss per share - pro forma     $(0.71)


              The fair value for each option granted was estimated at the date of grant using a Black-Scholes option pricing model, assuming no expected dividends and the following weighted average assumptions:


              Average risk-free interest rates                   5.0%
              Average expected life (in years)                   5.0
              Volatility factor                                 75.0%


              The weighted average fair value of options granted during fiscal 1999 was $1.25.

NOTE 7.       INCOME TAXES

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

              A reconciliation of the combined federal and state income tax expense to the Company's income tax expense is as follows:

              ------------------------------------------------------------------
              ------------------------------------------------------------------


                                                                                            MARCH 31,             APRIL 30,
                                                                                              1999                  1998
---------------------------------------------------------------------------------------------------------------------------
              Tax recovery at combined federal and state rates                          $      (1,196)        $        (218)

              Higher effective rate attributable to income taxes of other countries     $        (386)        $         (70)

              Tax effect of expenses that are not deductible for income tax purposes              714                    33

              Valuation allowance                                                                 868                   255
                                                                                        -------------         -------------

                                                                                        $           -         $           -
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


                         INTERNET SPORTS NETWORK, INC.
               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      (All dollar and share amounts in thousands, except per share data)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              At March 31, 1999, the Company had net operating loss carryforwards of approximately $2,497. Substantially all of these carryforwards relate to the Canadian subsidiaries and will begin to expire at various times starting in 2004.

                         INTERNET SPORTS NETWORK, INC.
               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      (All dollar and share amounts in thousands, except per share data)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              Significant components of the Company's deferred income tax assets are approximately as follows:

              ------------------------------------------------------------------
              ------------------------------------------------------------------

                                                                                            MARCH 31,             APRIL 30,
                                                                                              1999                   1998
              --------------------------------------------------------------------------------------------------------------
              Net operating loss carryforwards                                          $       2,497         $         570
                                                                                         ------------          ------------
                                                                                         ------------          ------------

              Total deferred income tax assets                                          $       1,123         $         255

              Valuation allowance for deferred income tax assets                               (1,123)                 (255)
                                                                                         ------------          ------------

              Net deferred income tax assets                                            $           -         $           -
              --------------------------------------------------------------------------------------------------------------
              --------------------------------------------------------------------------------------------------------------

              A continuity of the valuation allowance is as follows:

              -----------------------------------------------------------------
              -----------------------------------------------------------------

                                                                                            MARCH 31,             APRIL 30,
                                                                                              1999                   1998
             --------------------------------------------------------------------------------------------------------------
              Opening balance                                                           $         255         $           -

              Valuation allowance on deferred income tax asset                                    868                   255
                                                                                         ------------          ------------

              Closing balance                                                           $       1,123         $         255
             --------------------------------------------------------------------------------------------------------------
             --------------------------------------------------------------------------------------------------------------

              Deferred income tax credits at March 31, 1999 reflect the differences between the financial reporting and tax values of the purchased intangibles. The deferred tax recovery in the consolidated statement of operations and comprehensive loss relates to the amortization of the deferred income tax liability which resulted from the Company's acquisitions during 1999.

NOTE 8.       RELATED PARTY TRANSACTIONS

              During the period ended April 30, 1998, the Company paid or accrued approximately $49,000 of consulting fees for financial services provided by one of the Company's directors and $54,000 of wages to the Company's Chief Executive Officer, who is also one of the Company's directors and largest shareholder.

              One of the Company's shareholders has, from time to time, paid directly to third party vendors certain of the Company's expenditures. These amounts paid on behalf of the Company are recorded as non-cash reductions of accounts payable. During the eleven-month period ended March 31, 1999 and the period ended April 30, 1998, an officer and director of the Company received approximately 93,000 and 130,000 shares of the Company's common stock in exchange for amounts owed for expenditures made on behalf of the Company, which approximated $37,000 and $33,000, respectively.

                         INTERNET SPORTS NETWORK, INC.
               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
      (All dollar and share amounts in thousands, except per share data)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE 9.       COMMITMENTS

              The Company leases premises, office equipment and an automobile under the terms of operating leases. The leases provide for future minimum annual lease payments as follows:


                  2000                                                  $  187
                  2001                                                      73
                  2002                                                      18
                  2003                                                       5
                  2004 and thereafter                                        -
                                                                        ------
                                                                        $  283
                                                                        ------
                                                                        ------


NOTE 10.      COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

              The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the March 31, 1999 consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1998

[LETTERHEAD]


                                AUDITORS' REPORT

To the Shareholders of
Internet Sports Network, Inc.

We have audited the consolidated balance sheet of Internet Sports Network, Inc. (A Development Stage Company) as at April 30, 1998 and the consolidated statements of operations, cash flows and shareholders' equity for the period from April 28, 1997 (Inception) to April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 1998 and the results of its operations, cash flows and shareholders' equity for the period from April 28, 1997 (Inception) to April 30, 1998 in accordance with generally accepted accounting principles in Canada.

                                                   "DAVIDSON & COMPANY"

Vancouver, Canada                                  Chartered Accountants

June 25, 1998



                      COMMENTS BY AUDITORS FOR U.S. READERS
                       ON CANADA - U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the expression of a qualified opinion when the financial statements are affected by significant uncertainties such as those referred to in Note 1 to these financial statements. The above opinion in our report to shareholders dated June 25, 1998 for the period from April 28, 1997 (Inception) to April 30, 1998 is not qualified with respect to, and provides no reference to, these uncertainties since such an opinion would not be in accordance with Canadian reporting standards for auditors when the uncertainties are adequately disclosed in the financial statements.

                                                   "DAVIDSON & COMPANY"

Vancouver, Canada                                  Chartered Accountants

June 25, 1998

                   A MEMBER OF ACCOUNTING GROUP INTERNATIONAL

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                           Pacific Centre, Vancouver,
                               BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

                          INTERNET SPORTS NETWORK, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                      (Expressed in United States dollars)
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                                           April 30,      October 31,
                                                                                1998             1998
-----------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
ASSETS

CURRENT
    Cash                                                                    $     9           $     7
    Amounts receivable                                                           31                44
    Prepaid expenses and other deferred charges                                  45                99
                                                                            -------           -------

                                                                                 85               150

EQUIPMENT, net (Note 3)                                                          46                49
                                                                            -------           -------

                                                                            $   131           $   199
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
    Accounts payable                                                        $    95           $    86
    Accrued liabilities                                                          72               123
                                                                            -------           -------
                                                                                167               209

CONVERTIBLE DEBENTURES (Note 4)                                                 196                24
                                                                            -------           -------

                                                                                363               233
                                                                            -------           -------

COMMITMENTS AND CONTINGENCIES (Note 7 and 9)


SHAREHOLDERS' EQUITY
    Common stock and additional paid in capital, $0.001 par value,
       20 million shares authorized
       5,000,000 and 7,229,797 shares issued and issuable                       425             1,312
       Receivable for 1,702,957 shares subscribed                               (14)                -
       Deficit accumulated during the development stage                        (643)           (1,346)
                                                                            -------           -------

                                                                               (232)              (34)
                                                                            -------           -------

                                                                            $   131           $   199
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------


        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (Expressed in United States dollars)
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                                                  Fiscal Year                                            Cumulative
                                               April 28, 1997                   Six Months Ended       Amounts From
                                                  (Inception)                      October 31,         Inception To
                                                      through              -------------------------    October 31,
                                              April 30,  1998              1997              1998              1998
-------------------------------------------------------------------------------------------------------------------
                                                                    (Unaudited)       (Unaudited)       (Unaudited)

REVENUES                                              $    77           $    30           $    69           $   146
                                                      -------           -------           -------           -------

EXPENSES
    Prize commitments and other direct costs               51                 2                74               125
    Advertising                                           185                84               303               488
    Product development costs                             307               119               214               521
    General and administrative                            177                42               181               358
                                                      -------           -------           -------           -------

    Total expenses                                        720               247               772             1,492
                                                      -------           -------           -------           -------

NET LOSS                                              $  (643)          $  (217)          $  (703)          $(1,346)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

NET LOSS PER SHARE                                    $ (0.17)          $ (0.07)          $ (0.11)          $ (0.29)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING                     3,813             3,113             6,290             4,663
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Expressed in United States dollars)
                                 (in thousands)



                                                           Fiscal Year                                            Cumulative
                                                        April 28, 1997               Six Months Ended           Amounts From
                                                           (Inception)                  October 31,             Inception To
                                                               through            ------------------------       October 31,
                                                       April 30,  1998              1997              1998              1998
-----------------------------------------------------------------------------------------------------------------------------
                                                                             (Unaudited)       (Unaudited)       (Unaudited)

OPERATING ACTIVITIES
    Net loss                                                   $  (643)          $  (217)          $  (703)          $(1,346)
    Adjustment to reconcile net loss to
      net cash used by operating activities:
       Depreciation                                                  8                 2                 7                15
    Changes in other operating assets and liabilities
       Increase in receivables                                     (31)              (29)              (13)              (44)
       Increase in prepaid expenses                                (45)              (47)              (54)              (99)
       Increase in accounts payable                                128                17                28               156
       Increase in accrued liabilities                              72                37                51               123
                                                               -------           -------           -------            ------

    Net cash used by operating activities                         (511)             (237)             (684)           (1,195)
                                                               -------           -------           -------            ------

INVESTING ACTIVITIES
    Purchase of equipment                                          (54)              (39)              (10)              (64)
                                                               -------           -------           -------            ------

    Net cash used by investing activities                          (54)              (39)              (10)              (64)
                                                               -------           -------           -------            ------

FINANCING ACTIVITIES
    Proceeds from sale of convertible debentures                   196                 -                 -               196
    Proceeds from sale of capital stock                            378               302               692             1,070
                                                               -------           -------           -------            ------

    Net cash provided by financing activities                      574               302               692             1,266
                                                               -------           -------           -------            ------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 9                26                (2)                7

CASH AND CASH EQUIVALENTS
    Beginning of period                                              -                 -                 9                 -
                                                               -------           -------           -------            ------

    End of period                                              $     9           $    26           $     7           $     7
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
    Common stock issued in exchange for
       convertible debentures                                  $     -           $     -           $   172           $   172
    Accounts payable paid by shareholder                            33                 -                37                70
    Common stock issued in exchange for accounts
       payable paid by shareholder                                  33                 -                37                70
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      (Expressed in United States dollars)
                                 (in thousands)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                                        Common                           Deficit
                                                                       Stock and                       Accumulated
                                                                       Additional        Stock          During the
                                                                        Paid in      Subscriptions      Development
                                                         Shares         Capital        Receivable          Stage         Total
-------------------------------------------------------------------------------------------------------------------------------

Founders shares subscribed upon Inception
   on April 28, 1997 for $0.001 per share                  1,653        $     2         $    (2)        $     -         $     -

Shares issued for cash during:
   June - July 1997 for $0.02 per share                    1,300             26               -               -              26
   July 1997 for $0.25 per share                             945            236               -               -             236
   August - October 1997 for $0.02 per share                 443              9               -               -               9
   January - February 1998 for $0.02 per share                24              1               -               -               1
   October 1997-April 1998 for $0.25 per share               455            114               -               -             114

Shares subscribed in April 1998 for $0.25
   per share                                                  50             12             (12)              -               -

Shares issued in exchange for amounts payable
   in April 1998 for $0.25 per share                         130             33               -               -              33

Share issuance costs                                           -             (8)              -               -              (8)

Net loss                                                       -              -               -            (643)           (643)
                                                         -------        -------         -------         -------         -------

Balance at April 30, 1998                                  5,000            425             (14)           (643)           (232)

Shares issued for cash during May-October
   for $0.40 per share (unaudited)                         1,705            682               -               -             682

Shares issued in exchange for convertible
   debentures in September 1998 for $0.40
   per share (unaudited)                                     431            172               -               -             172

Shares issued in exchange for amounts payable
   in October 1998 for $0.40 per share
   (unaudited)                                                93             37               -               -              37

Payment of subscriptions receivable (unaudited)                -              -              14               -              14

Share issuance costs (unaudited)                               -             (4)              -               -              (4)

Net loss (unaudited)                                           -              -               -            (703)           (703)
                                                         -------        -------         -------         -------         -------

Balance at October 31, 1998 (unaudited)                    7,229        $ 1,312         $     -         $(1,346)        $   (34)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


        The accompanying notes are an integral part of these consolidated financial statements.

                          INTERNET SPORTS NETWORK, INC.
                          (A Development Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (Expressed in United States dollars)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


NOTE 1.      NATURE AND CONTINUANCE OF OPERATIONS

             Internet Sports Network, Inc. ("ISN" or the "Company"), a company in the development stage, was incorporated on April 28, 1997 (Inception) under the laws of the state of Nevada, United States. and its principal business activities include the development and marketing of sports pool organization services administered through the internet. Substantially all of the Company's operations are conducted by the Company's wholly-owned subsidiary, ISN Internet Sports Network (Canada) Inc. ("ISN Canada"), a company incorporated in July 1997 in the province of British Columbia, Canada.

             These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to raise adequate financing and achieve profitable operations in the future. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2.      SIGNIFICANT ACCOUNTING POLICIES

             GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

             These consolidated financial statements have been prepared and are presented in accordance with generally accepted accounting principles in Canada and, in all material aspects, with accounting principles generally accepted in the United States.

             PRINCIPLES OF CONSOLIDATION

             These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ISN Canada. All significant inter-company balances and transactions have been eliminated.

             INTERIM FINANCIAL STATEMENTS

             The interim financial statements presented herein reflect all adjustments, which are of a normal recurring nature and, in the opinion of Company management, are necessary for a fair statement of the results for the interim periods presented. Interim results for the six months ended October 31, 1998 are not necessarily indicative of results to be expected for the full fiscal year.

             ACCOUNTING ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

             CASH AND CASH EQUIVALENTS

             For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

             START-UP AND DEVELOPMENT COSTS

             Since Inception, certain expenditures have been incurred primarily for product development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing as incurred those expenditures not identified with specific projects or financing activities.

NOTE 2.      SIGNIFICANT ACCOUNTING POLICIES  (cont'd.....)

             FOREIGN CURRENCY TRANSLATION

             Financial statements of the Company's Canadian subsidiary are translated whereby all monetary assets and liabilities are translated at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Income and expenses are translated at rates which approximate those in effect on transaction dates. Currency translation gains and losses have been insignificant.

             EQUIPMENT

             Equipment is recorded at cost. Amortization is provided over the estimated useful life of the asset using the following rates and methods:

                 Office equipment and furniture     20% declining balance method
                 Computer equipment                 30% declining balance method

             REVENUE RECOGNITION

             The Company earns revenue from membership and other fees received for internet-based sports information and sports pool organization services. Membership fees are received prior to the beginning of a particular sport season or event and recorded as deferred income until recognized into income rateably over the season or upon completion of the event.

             PRIZE AWARDS

             Members, as well as non-members, are entitled to enter into contests provided by the Company. Prizes are awarded upon completion of the sports season or event and are paid by the Company. Prize awards are fixed in amount and determinable prior to commencement of the season or event and are recorded as accrued liabilities when the season or event begins. Expenses relating to prize commitments are deferred when initially accrued and amortized rateably over the season or event to which they relate.

             FAIR VALUE OF FINANCIAL INSTRUMENTS

             The Company's financial instruments consist primarily of cash, amounts receivable, accounts payable and convertible debentures. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The carrying amount of current assets and liabilities approximates fair value due to their immediate or short term nature. The fair value of convertible debentures approximates its carrying value because the stated debt terms reflect recent market conditions.

             INCOME TAXES

             Income taxes are accounted for utilizing the liability method. Deferred income taxes are provided to represent the tax consequence on future years for temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred taxes are measured utilizing enacted tax rates expected to be in effect in the years in which the temporary differences are expected to reverse. A valuation allowance has been provided for the total amount of deferred tax assets that would otherwise be recorded for income tax benefits primarily relating to operating loss carry forwards, as realization cannot be determined to be more likely than not.

             LOSS PER SHARE

             Basic loss per share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Diluted loss per share is computed reflecting the potential dilution that could result from common shares in issuable through convertible debentures. As conversion is anti-dilutive for all periods presented, only basic loss per share is presented.

NOTE 2.      SIGNIFICANT ACCOUNTING POLICIES  (cont'd.....)

             EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

             New accounting pronouncements having relative applicability to the Company include Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", and No. 131, "Disclosures about Segments of an Enterprise and Related Information", both effective for fiscal years beginning after December 15, 1997. SFAS 130 requires that an enterprise present in the same prominence as other financial statements a comprehensive income statement. Comprehensive income consists of net loss adjusted for any changes in certain shareholders' equity accounts, which for the Company there are no such adjustments. SFAS 131 establishes annual and interim reporting standards for disclosures relating to an enterprise's operating segments and certain geographical information. Adoption of these statements will not impact the Company's financial position, results of operations or cash flows and any effect will be limited to the form and content of disclosures.

             Additionally, the Accounting Standards Executive Committee of the American Institutes of CPA's issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" and Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", which are effective for fiscal years beginning after December 15, 1998. Adoption of these standards is not expected to have a material impact on the Company's financial position, results of operations or cash flows.


NOTE 3.      EQUIPMENT

             Equipment consists of the following (in thousands):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                    April 30,       October 31,
                                                     1998            1998
--------------------------------------------------------------------------------
                                                                   (Unaudited)
              Computer equipment                      $    33       $    43
              Office equipment and furniture               21            21
                                                      -------       -------
                                                           54            64
              Accumulated depreciation                     (8)          (15)
                                                      -------       -------
              Equipment, net                          $    46       $    49
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE 4.      CONVERTIBLE DEBENTURES

             Convertible debentures bear interest, payable quarterly, at the rate of 10% per annum and mature December 2, 2002. The debentures may be prepaid at any time without penalty. Commencing in December 1998, each debenture is convertible, at the option of the holder, unless previously redeemed or repurchased, at a conversion rate of one share of common stock per $1.50 principal amount of debenture.

             During September 1998, holders of $172,500 of debentures accepted the Company's offer to exchange the principal amount of debentures for shares of the Company's common stock at a per share price of $0.40, resulting in the issuance of approximately 431,000 shares.

NOTE  5.     COMMON STOCK

             The Company records common stock and additional paid in capital effective as of the dates of signed investor subscription agreements. In substantially all instances other than founder shares, the Company received sales proceeds upon receipt of subscription agreements.

             At inception on April 28, 1997, the Company's founders subscribed for approximately 1,653,000 shares of the Company's common stock at a per share price of $0.001. Subscription proceeds of approximately $2,000 were received during the six months ended October 31, 1998 (unaudited).

             During June and July 1997, the Company offered for sale to a group of initial investors 1,767,500 shares of its common stock at a per share price of $0.02 (the "Initial Investor Offering"). Most of these shares were subscribed and paid for during this initial offer period and substantially all sold by October 1997.

             Commencing in July 1997, the Company offered for sale approximately 1,580,000 shares of its common stock at a per share price of $0.25. Some investors who purchased $0.02 shares in July as part of the Initial Investor Offering also purchased $0.25 shares in July to the extent such investors sought to acquire more shares than were available for purchase from the Initial Investor Offering. Other sales of $0.25 shares commenced in October 1997 and the offering was completed in April 1998.

             In May, the Company commenced an offering of approximately 3 million shares of its common stock at a per share price of $0.40. During the six months ended October 31, 1998 (unaudited), the Company sold approximately 1.8 million shares at this offering price and as of that date was continuing to accept subscriptions for shares at this offering price.

NOTE 6.      RELATED PARTY TRANSACTIONS

             During the year ended April 30, 1998, the Company paid or accrued approximately $49,000 of consulting fees for financial services provided by one of the Company's directors and $54,000 of wages to the Company's Chief Executive Officer, who is also one of the Company's directors and largest shareholder.

             One of the Company's shareholders has, from time to time, paid directly to third party vendors certain Company expenditures. These amounts paid on behalf of the Company are recorded as non-cash reductions of accounts payable. During the year ended April 30, 1998 and the six months ended October 31, 1998, the shareholder purchased approximately 130,000 and 93,000 shares of the Company's common stock in exchange for amounts owed for expenditures made on behalf of the Company, which approximated $33,000 and $37,000 (unaudited) during such respective periods.

NOTE 7.      LEASES AND COMMITMENTS

             The Company leases premises, office equipment and an automobile under the terms of operating leases and licenses a trademark under the terms of a license agreement. The leases and license agreement provide for minimum annual lease and royalty payments through the expiry dates as follows (in thousands):

                 1999                                                    $    51
                 2000                                                         57
                 2001                                                         18
                 2002                                                          2
                 2003 and thereafter                                           1
                                                                         -------
                                                                         $   129
                                                                         -------
                                                                         -------

NOTE 8.      SEGMENT INFORMATION

             The Company operates in one business segment. Financial information by geographic area is presented on the basis of ISN Canada reported as Canada and ISN as United States. ISN Canada revenues include approximately $16,000 relating to sales to customers in the United States. Following is a summary of certain financial information by geographic area (in thousands):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         Canada   United States            Total
--------------------------------------------------------------------------------
              Sales                  $       77       $       -       $       77
                                     ----------       ---------       ----------
                                     ----------       ---------       ----------
              Net loss               $     (629)      $     (14)      $     (643)
                                     ----------       ---------       ----------
                                     ----------       ---------       ----------
              Identifiable assets    $      122       $       9       $      131
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE 9.      SUBSEQUENT EVENTS

             In October 1998, the Company entered into a Merger Agreement with Digital Data Networks, Inc. ("DDN") on terms substantially consistent with a May 1998 Letter of Intent, as amended. DDN is a public company with operations involving wireless passenger communication and electronic advertising on Dallas, Texas public transit vehicles. Pursuant to terms of the Merger Agreement, Company shareholders would exchange ISN common shares for DDN common shares and ISN would merge with and into DDN (the "Merger"), such that following completion of the Merger, ISN shareholders would own approximately 86% of the merged entity. The Merger is subject to a number of certain conditions, including, among other things, consummation of a private financing by ISN raising in excess of $1 million and shareholder approval by both DDN and ISN shareholders. In connection with the proposed merger, during the six months ended October 31, 1998, DDN purchased from the Company 625,000 shares of the Company's common stock for $250,000 cash.

             Subsequent to October 31, 1998, the Company has sold approximately 250,000 shares of its common stock and received cash proceeds therefrom of approximately $100,000.

             In November 1998, holders of the remaining $24,000 of convertible debenture accepted the Company's offer to exchange the principal amount of debentures for shares of the Company's common stock at a per share price of $0.40, resulting in the issuance of 60,000 shares.

INTERNET SPORTS NETWORK INC.
PRO FORMA STATEMENTS
3 MONTHS ENDING JUNE 30, 1999

                                                          As Reported     ISN Wisconsin   Total      Pro Forma Adj      Pro Forma
REVENUE                                                       672,231       237,938        910,169                      910,169
                                                         -------------------------------------------------------------------------


EXPENSES
      Prize Commitments and other direct costs                241,473       276,178        517,650                      517,650
      Salaries and benefits                                   386,356        62,676        449,032                      449,032
      Consulting fees                                         220,031         5,370        225,401                      225,401
      Advertising                                              87,570           942         88,512                       88,512
      General and Administrative                              138,026        62,380        200,407                      200,407
      Rent & Occupancy                                         23,108         6,900         30,008                       30,008
      Telephone                                                26,255         2,884         29,139                       29,139
      Legal and Accounting                                     21,633         4,549         26,182                       26,182
      Travel & Entertainment                                  186,244        10,242        196,487                      196,487
      Loss on foreign exchange                                      -                            -                            -
      Interest and Bank charges                                 4,053         1,520          5,573                        5,573
                                                         ----------------------------------------------------------------------

TOTAL EXPENSES                                              1,334,750       433,641      1,768,391             -      1,768,391
                                                         ----------------------------------------------------------------------

NET OPERATING INCOME (LOSS)                                  (662,518)     (195,703)      (858,222)            -       (858,222)

      Depreciation                                              4,327         2,439          6,766                        6,766
      Amortization of Purchased Intangibles/Goodwill        1,805,379                    1,805,379       931,040      2,736,419
      Amortization of Stock Compensation                      212,833                      212,833                      212,833
      Acquisition Costs                                        51,404                       51,404                       51,404
                                                         ----------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                             (2,736,462)     (198,142)    (2,934,604)     (931,040)    (3,865,644)

Deferred Income Tax Expense (Recovery)                       (509,046)                    (509,046)     (266,000)      (775,046)

                                                         ----------------------------------------------------------------------

NET INCOME (LOSS)                                          (2,227,416)     (198,142)    (2,425,558)     (665,040)    (3,090,598)
                                                         ----------------------------------------------------------------------
                                                         ----------------------------------------------------------------------
Net Loss per Share                                                                                                        (0.16)
                                                         ----------------------------------------------------------------------
                                                         ----------------------------------------------------------------------
Weighted Average Shares Outstanding                        18,620,791       616,060     19,236,851                   19,236,851
                                                         ----------------------------------------------------------------------
                                                         ----------------------------------------------------------------------

INTERNET SPORTS NETWORK INC.
PRO-FORMA CALCULATION
11 MONTHS ENDING MARCH 31, 1999

                                                Reporting          SportsMark    ISN California            Sportsbuff
                                                                   Group         (Pickem)

ASSETS
      CURRENT ASSETS
      Cash                                              2,928,000                                                  113,884
      Accounts Receivable                                 182,000                                                  102,987
      Prepaid Expenses and other                           29,000                                                        -

                                                     ---------------------------------------------------------------------
      TOTAL CURRENT ASSETS:                             3,139,000                  -                  -            216,871

      Capital Assets, net (note __)                        84,000                                                   30,788

      Purchased Intangibles, net (note__)               9,637,000            351,012             11,132             28,893

      Goodwill, net (note __)                           3,855,000

                                                     ---------------------------------------------------------------------
TOTAL ASSETS                                           16,715,000            351,012             11,132            276,551
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
      CURRENT LIABILITIES
      Accounts Payable                                    259,000                                                  232,691
      Accrued Liabilities                                  80,000                                                      579

                                                     ---------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                           339,000                  -                  -            233,270

      Convertible Debentures (note __)                          -
      Deferred Income Taxes                             3,855,000

                                                     ---------------------------------------------------------------------
      TOTAL LIABILITIES                                 4,194,000                  -                  -            233,270
                                                     ---------------------------------------------------------------------

      SHAREHOLDERS' EQUITY
      Share Capital (note __)                          17,127,000                                                    8,190
      Deferred Compensation                              (449,000)
      Accumulated Deficit                              (4,157,000)           351,012             11,132             35,091

                                                     ---------------------------------------------------------------------
      TOTAL SHAREHOLDERS' EQUITY                       12,521,000            351,012             11,132             43,281
                                                     ---------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             16,715,000            351,012             11,132            276,551
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------


                                                     Grand Total        Proforma Adj          Consolidated
ASSETS
      CURRENT ASSETS                                      3,041,884          (1,000,000)         2,041,884
      Cash                                                  284,987                                284,987
      Accounts Receivable                                    29,000                                 29,000
      Prepaid Expenses and other
                                                ----------------------------------------------------------
                                                          3,355,871          (1,000,000)         2,355,871
      TOTAL CURRENT ASSETS:
                                                            114,788                                114,788
      Capital Assets, net (note __)
                                                         10,028,037          (1,515,671)         8,512,366
      Purchased Intangibles, net (note__)
                                                          3,855,000            (534,333)         3,320,667
      Goodwill, net (note __)
                                                ----------------------------------------------------------
                                                         17,353,695          (3,050,004)        14,303,692
TOTAL ASSETS                                    ----------------------------------------------------------
                                                ----------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
      CURRENT LIABILITIES
      Accounts Payable                                      491,691                                491,691
      Accrued Liabilities                                    80,579              50,000            130,579

                                                ----------------------------------------------------------
                                                            572,270              50,000            622,270
      TOTAL CURRENT LIABILITIES
                                                                  -                                      -
      Convertible Debentures (note __)                    3,855,000            (534,333)         3,320,667
      Deferred Income Taxes
                                                ----------------------------------------------------------
                                                          4,427,270            (484,333)         3,942,937
      TOTAL LIABILITIES                         ----------------------------------------------------------
                                                ----------------------------------------------------------

      SHAREHOLDERS' EQUITY                               17,135,190           4,065,996         21,201,186
      Share Capital (note __)                              (449,000)                              (449,000)
      Deferred Compensation                              (3,759,765)         (6,631,667)       (10,391,431)
      Accumulated Deficit
                                                ----------------------------------------------------------
                                                         12,926,425          (2,565,671)        10,360,755
      TOTAL SHAREHOLDERS' EQUITY                ----------------------------------------------------------

                                                         17,353,695          (3,050,004)        14,303,691
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      ----------------------------------------------------------
                                                ----------------------------------------------------------

                                                Reporting          SportsMark    ISN California            Sportsbuff
                                                                   Group         (Pickem)

REVENUE                                                   152,000          1,557,539            179,144          1,212,053
                                                     ---------------------------------------------------------------------


EXPENSES
      Prize Commitments and other direct costs            250,000            628,554             35,292            605,734
      Salaries and benefits                               385,000            239,877            101,602            225,149
      Consulting fees                                     267,000             50,819              4,028              6,995
      Advertising                                         367,000             54,524             (1,204)               500
      General and Administrative                          424,000            213,558             13,678            305,293
      Interest and Bank charges                            17,000              4,049                 10              4,898

                                                     ---------------------------------------------------------------------
TOTAL EXPENSES                                          1,710,000          1,191,381            153,406          1,148,569
                                                     ---------------------------------------------------------------------

NET OPERATING INCOME (LOSS)                            (1,558,000)           366,158             25,737             63,484

      Depreciation                                         23,000              8,377             15,138             28,393
      Amortization of Purchased Intangibles               591,000
      Amortization of Goodwill                            236,000
      Debt conversion inducement                          144,000
      Options granted for services provided               632,000
      Amortization of Stock Compensation                   20,000
      Acquisition Costs                                   546,000               (936)
                                                     ---------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                         (3,750,000)           358,718             10,599             35,091

      Deferred Income Tax Expense (Recovery)             (236,000)             7,706               (533)

                                                     ---------------------------------------------------------------------
NET INCOME (LOSS)                                      (3,514,000)           351,012             11,132             35,091
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------
 Net Loss per Share                                  $      (0.45)
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------
Weighted Average Shares Outstanding                     7,833,000          1,227,273          1,698,177            616,060
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------
Opening Deficit                                          (643,000)
Adjustments to Accumulated Deficit
Current period net Income/Loss                         (3,514,000)           351,012             11,132             35,091
                                                     ---------------------------------------------------------------------

Closing Deficit                                        (4,157,000)           351,012             11,132             35,091
                                                     ---------------------------------------------------------------------
                                                     ---------------------------------------------------------------------



                                                          Grand Total        Proforma Adj          Consolidated
REVENUE                                                        3,100,736                              3,100,736
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------

EXPENSES
      Prize Commitments and other direct costs                 1,519,579                              1,519,579
      Salaries and benefits                                      951,629             137,000          1,088,629
      Consulting fees                                            328,842                                328,842
      Advertising                                                420,820                                420,820
      General and Administrative                                 956,529                                956,529
      Interest and Bank charges                                   25,957                                 25,957
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
TOTAL EXPENSES                                                 4,203,356             137,000          4,340,356
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
NET OPERATING INCOME (LOSS)                                   (1,102,620)           (137,000)        (1,239,620)

      Depreciation                                                74,908                                 74,908
      Amortization of Purchased Intangibles                      591,000           6,610,560          7,201,560
      Amortization of Goodwill                                   236,000           2,572,333          2,808,333
      Debt conversion inducement                                 144,000                                144,000
      Options granted for services provided                      632,000                                632,000
      Amortization of Stock Compensation                          20,000                                 20,000
      Acquisition Costs                                          545,064              50,000            595,064
                                                     ----------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                                (3,345,592)         (9,369,893)       (12,715,485)

      Deferred Income Tax Expense (Recovery)                    (228,828)         (2,572,333)        (2,801,161)

                                                     ----------------------------------------------------------
NET INCOME (LOSS)                                             (3,116,765)         (6,797,560)        (9,914,324)
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
 Net Loss per Share                                                                                $      (0.87)
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
Weighted Average Shares Outstanding                           11,374,510                             11,374,510
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------
Opening Deficit                                                 (643,000)                              (643,000)
Adjustments to Accumulated Deficit                                     -             165,893            165,893
Current period net Income/Loss                                (3,116,765)         (6,797,560)        (9,914,324)
                                                     ----------------------------------------------------------

Closing Deficit                                               (3,759,765)         (6,631,667)       (10,391,431)
                                                     ----------------------------------------------------------
                                                     ----------------------------------------------------------

                               CLASSROOM 2000 INC.

                              FINANCIAL STATEMENTS

                                JANUARY 31, 1999

                                AUDITORS' REPORT

To the Shareholder of
    Classroom 2000 Inc.

We have audited the balance sheet of CLASSROOM 2000 INC. as at January 31, 1999 and the statements of earnings and retained earnings and cash flows for the one month period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at January 31, 1999 and the results of its operations and its cash flows for the one month period then ended in accordance with generally accepted accounting principles.

                                                "Hudson & Company"
Calgary, Alberta                                HUDSON & COMPANY
June 4, 1999                                    Chartered Accountants

                               CLASSROOM 2000 INC.

                                  BALANCE SHEET

                                JANUARY 31, 1999

------------------------------------------------------------------------------------------
                                                          ASSETS
CURRENT
  Cash                                                                            $  2,212     $  3,432
------------------------------------------------------------------------------------------
                                                        LIABILITIES
CURRENT
  Accounts payable                                                                $  6,067     $  6,921
  Due to affiliated company (Note 3)                                                13,998        9,026
                                                                                  --------
                                                                                    20,065       15,947

DUE TO SHAREHOLDER (Note 4)                                                         56,700       56,700
                                                                                  --------
                                                                                    76,765       72,647

                                                     SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 5)                                                                 100          100

RETAINED EARNINGS (DEFICIT)                                                        (74,653)     (69,315)
                                                                                  --------
                                                                                   (74,553)     (69,215)
                                                                                  --------
                                                                                  $  2,212     $  3,432
------------------------------------------------------------------------------------------

APPROVED ON BEHALF OF THE BOARD:

_________________________________, Director

_________________________________, Director

                               CLASSROOM 2000 INC.

                   STATEMENT OF EARNINGS AND RETAINED EARNINGS

                 FOR THE ONE MONTH PERIOD ENDED JANUARY 31, 1999


-------------------------------------------------------------------
REVENUE                                                   $     152     $ 220,435
                                                          ---------
EXPENSES
  Interest and bank charges                                     518         2,034
  Office                                                      4,972       104,963
                                                          ---------
                                                              5,490       219,281
                                                          ---------
NET EARNINGS (LOSS)                                          (5,338)        1,154

RETAINED EARNINGS (DEFICIT), beginning of period            (69,315)      (70,469)
                                                          ---------
RETAINED EARNINGS (DEFICIT), end of period                $ (74,653)    $ (69,315)
-------------------------------------------------------------------

                               CLASSROOM 2000 INC.

                             STATEMENT OF CASH FLOWS

                 FOR THE ONE MONTH PERIOD ENDED JANUARY 31, 1999

---------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings (loss)                                      $ (5,338)          $  1,154

    Net change in non-cash working capital balances              (854)            49,752
                                                             --------
    Cash flows from (used in) operating activities             (6,192)            50,906
                                                             --------
CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from affiliated companies                          4,972             12,135
                                                             --------
INCREASE (DECREASE) IN CASH                                    (1,220)           104,841

CASH, beginning of period                                       3,432                  -
                                                             --------
CASH, end of period                                          $  2,212           $104,841
---------------------------------------------------------------------

                               CLASSROOM 2000 INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999


1.     GENERAL

       Classroom 2000 Inc., is a privately owned company which was incorporated on June 17, 1997 under the Alberta Business Corporations Act.


2.     SIGNIFICANT ACCOUNTING POLICY

       REVENUE RECOGNITION

       The company earns revenue from education based programs provided to schools. This revenue is recognized in income when received.


3.     DUE TO AFFILIATED COMPANY

       During the period the company had the following transactions with Sportsmark Inc. which has certain shareholders who are also shareholders of Sportsmark Holdings Inc.:

       Balance , beginning of the period          $  9,026
       Advances                                      7,079
       Repayments                                   (2,107)
                                                  --------
       Balance, end of period                     $ 13,998
                                                  --------

4.     DUE TO SHAREHOLDER

       Sportsmark Holdings Inc. advanced the company $56,700 with no fixed terms of repayment.


5.     SHARE CAPITAL

       AUTHORIZED
             Unlimited number of Class A voting shares
             Unlimited number of Class B non-voting shares
             Unlimited number of Class C non-voting shares

       ISSUED
             100 Class A voting shares            $    100
                                                  --------

                               CLASSROOM 2000 INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999


6.     INCOME TAXES

       The company has non-capital income tax loss carry forwards of approximately $68,616 and charitable donations carry forwards of $2,635 available to apply against future years taxable income. The charitable donations expire in 2002 and the non-capital income tax loss carry forwards expire as follows:

                        2004                      $    63,098
                        2006                            5,518
                                                  -----------
                                                  $    68,616
                                                  -----------

7.     SUBSEQUENT EVENTS

       Effective February 1, 1999, the 100 Class A voting shares were sold to Internet Sports Network, Inc. which is an unrelated company.

8.     UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

       The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


9.     FINANCIAL INSTRUMENTS

       The company's financial instruments consist of cash, due to affiliated companies, due to shareholder and accounts payables. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate carrying values, unless otherwise noted.


10.    COMPARATIVE FIGURES

       Comparative figures for the one month period ended January 31, 1998 are not shown as this information was not readily obtainable.

                               CLASSROOM 2000 INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                                AUDITORS' REPORT

To the Shareholder of
    Classroom 2000 Inc.

We have audited the balance sheets of CLASSROOM 2000 INC. as at December 31, 1998 and December 31, 1997 and the statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1998 and December 31, 1997 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles.

                                                   "Hudson & Company"
Calgary, Alberta                                 HUDSON & COMPANY
June 4, 1999                                     Chartered Accountants

                               CLASSROOM 2000 INC.

                                 BALANCE SHEETS


DECEMBER 31                                                    1998                1997
-----------------------------------------------------------------------------------------
                                     ASSETS
CURRENT
  Cash                                                      $   3,432           $  33,218
-----------------------------------------------------------------------------------------

                                   LIABILITIES
CURRENT
  Accounts payable                                          $   6,921           $  24,437
  Due to affiliated companies (Note 3)                          9,026              37,450
                                                            -----------------------------

                                                               15,947              61,887

DUE TO SHAREHOLDER (Note 4)                                    56,700              41,700
                                                            -----------------------------

                                                               72,647             103,587
                                                            -----------------------------

                              SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 5)                                            100                 100

RETAINED EARNINGS (DEFICIT)                                   (69,315)            (70,469)
                                                            -----------------------------

                                                              (69,215)            (70,369)
                                                            -----------------------------

                                                            $   3,432           $  33,218
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

APPROVED ON BEHALF OF THE BOARD:

_________________________________, Director

_________________________________, Director

                               CLASSROOM 2000 INC.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS


YEARS ENDED DECEMBER 31                                    1998                1997
-------------------------------------------------------------------------------------
REVENUE                                                 $ 220,435           $  69,473
                                                        -----------------------------

EXPENSES
  Advertising and promotion                                42,443              17,798
  Consulting                                                1,233              35,000
  Interest and bank charges                                 2,034               1,354
  Office                                                  104,963              62,299
  Professional fees                                        33,152               4,985
  Salaries                                                 35,456              18,506
                                                        -----------------------------

                                                          219,281             139,942
                                                        -----------------------------

NET EARNINGS (LOSS)                                         1,154             (70,469)

RETAINED EARNINGS (DEFICIT), beginning of year            (70,469)                  -
                                                        -----------------------------

RETAINED EARNINGS (DEFICIT), end of year                $ (69,315)          $ (70,469)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

                               CLASSROOM 2000 INC.

                            STATEMENTS OF CASH FLOWS


YEARS ENDED DECEMBER 31                                         1998               1997
-----------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings (loss)                                       $  1,154           $(70,469)

    Net change in non-cash working capital balances            (42,831)            24,437
                                                              ---------------------------

    Cash flows (used in) operating activities                  (41,677)           (46,032)
                                                              ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from shareholders                                  15,000             41,700
    Advances from (payments to) affiliated companies            (3,109)            37,450
    Issuance of share capital                                        -                100
                                                              ---------------------------

    Cash flows from financing activities                        11,891             79,250
                                                              ---------------------------

INCREASE (DECREASE) IN CASH                                    (29,786)            33,218

CASH, beginning of year                                         33,218                  -
                                                              ---------------------------

CASH, end of year                                             $  3,432           $ 33,218
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                               CLASSROOM 2000 INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 and 1997


1.    GENERAL

      Classroom 2000 Inc., is a privately owned company which was incorporated on June 17, 1997 under the Alberta Business Corporations Act.


2.    SIGNIFICANT ACCOUNTING POLICY

      The company earns revenue from education based programs provided to schools. This revenue is recognized in income when received.


3.    DUE TO AFFILIATED COMPANIES

      During the year the company had the following transactions with Sportsmark Inc. which has certain shareholders who are also shareholders of Sportsmark Holdings Inc.:

                                                              1998        1997
                                                         -------------------------
      Balance, beginning of year                         $   37,450     $        -
      Management fees and GST                                     -         37,450
      Advances                                               59,819         15,601
      Repayments                                            (88,243)       (15,601)
                                                         -------------------------
      Balance, end of year                               $    9,026     $   37,450
                                                         -------------------------
                                                         -------------------------

      During the year the company had the following transactions with Sportsmark Promotions Inc. which is owned by the shareholder of the company:


                                                              1998         1997
                                                         -------------------------
      Balance, beginning of year                         $         -    $        -
      Advances                                                10,369             -
      Repayments                                             (10,369)            -
                                                         -------------------------
      Balance, end of year                               $         -    $        -
                                                         -------------------------
                                                         -------------------------

                               CLASSROOM 2000 INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 and 1997


4.    DUE TO SHAREHOLDER

      During the year the company had the following transactions with Sportsmark Holdings Inc.:


                                                                         1998            1997
                                                                   -------------------------------
      Balance, beginning of year                                   $      41,700     $           -
      Advances                                                            50,000            41,700
      Repayments                                                         (35,000)                -
                                                                   -------------------------------

      Balance, end of year                                         $      56,700     $      41,700
                                                                   -------------------------------
                                                                   -------------------------------


5.    SHARE CAPITAL


                                                                         1998                1997
                                                                   -------------------------------
      AUTHORIZED
             Unlimited number of Class A voting shares
             Unlimited number of Class B non-voting shares
             Unlimited number of Class C non-voting shares

      ISSUED
             100 Class A voting shares                             $         100     $         100
                                                                   -------------------------------
                                                                   -------------------------------


6.    INCOME TAXES

      The company has non-capital income tax loss carry forwards of approximately $63,098 and charitable donations carry forwards of $2,635 available to apply against future years taxable income. These carry forwards expire as follows:


                                                                  Expires              Amount
                                                                  -------              ------
                  Charitable donations                             2002               $  2,635
                  Non-capital income tax loss                      2004               $ 63,098

7.    SUBSEQUENT EVENTS

      Effective February 1, 1999, the 100 Class A voting shares were sold to Internet Sports Network, Inc. which is an unrelated company.

                               CLASSROOM 2000 INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 and 1997


8.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


9.    FINANCIAL INSTRUMENTS

      The company's financial instruments consist of cash, due to affiliated companies, due to shareholder and accounts payable. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate carrying values, unless otherwise noted.


10.   COMPARATIVE FIGURES

      Certain changes have been made to the comparative figures to correspond with current year presentation.

                                 SPORTSMARK INC.

                              FINANCIAL STATEMENTS

                                JANUARY 31, 1999

                                AUDITORS' REPORT

To the Shareholders of
    Sportsmark Inc.

We have audited the balance sheet of SPORTSMARK INC. as at January 31, 1999 and the statements of earnings and retained earnings and cash flows for the two month period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at January 31, 1999 and the results of its operations and its cash flows for the two month period then ended in accordance with generally accepted accounting principles.

                                                         "Hudson & Company"
Calgary, Alberta                                        HUDSON & COMPANY
June 11, 1999                                           Chartered Accountants

                                 SPORTSMARK INC.

                                  BALANCE SHEET

                                JANUARY 31, 1999

---------------------------------------------------------------------

                                     ASSETS
CURRENT
  Accounts receivable                                       $ 174,428           $  95,161
  Prepaid expenses                                              1,284               2,635
                                                            ---------
                                                              175,712             272,765

CAPITAL ASSETS (Note 3)                                        40,940              38,565
                                                            ---------
                                                            $ 216,652           $ 311,330
---------------------------------------------------------------------
---------------------------------------------------------------------

                                   LIABILITIES
CURRENT
  Bank indebtedness                                         $  38,229           $       -
  Accounts payable                                             93,971             153,988
  Due to affiliated companies (Note 4)                        299,352             317,044
                                                            ---------
                                                              431,552             471,032
                                                            ---------

                              SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 5)                                              2                   2

RETAINED EARNINGS (DEFICIT)                                  (214,902)           (159,704)
                                                            ---------
                                                             (214,900)           (159,702)
                                                            ---------
                                                            $ 216,652           $ 311,330
---------------------------------------------------------------------
---------------------------------------------------------------------

APPROVED ON BEHALF OF THE BOARD:

_________________________________, Director

_________________________________, Director

                                 SPORTSMARK INC.

                   STATEMENT OF EARNINGS AND RETAINED EARNINGS

                 FOR THE TWO MONTH PERIOD ENDED JANUARY 31, 1999


---------------------------------------------------------------------
REVENUE                                                   $   117,212           $ 1,164,305
                                                          -----------
EXPENSES
  Amortization                                                  2,011                14,626
  Automobile                                                     (294)                  604
  Computer processing                                          10,462               233,045
  Entertainment                                                 2,786                 4,608
  Interest and bank charges                                     3,107                16,471
  Office                                                        3,395                80,977
  Postage                                                      39,005               198,945
  Professional fees                                             4,075                12,810
  Rent                                                          8,572                52,120
  Telephone                                                     4,964                90,961
  Travel, advertising and promotion                            11,796                55,777
  Wages and consulting                                         82,531               482,003
                                                          -----------
                                                              172,410             1,259,400
                                                          -----------
NET EARNINGS (LOSS)                                           (55,198)              (95,095)

RETAINED EARNINGS (DEFICIT), beginning of period             (159,704)              (64,609)
                                                          -----------
RETAINED EARNINGS (DEFICIT), end of period                $  (214,902)          $  (159,704)
---------------------------------------------------------------------
---------------------------------------------------------------------


                                 SPORTSMARK INC.

                             STATEMENT OF CASH FLOWS

                 FOR THE TWO MONTH PERIOD ENDED JANUARY 31, 1999

----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings (loss)                                      $ (55,198)          $ (95,095)
    Item not affecting cash
        Amortization                                             2,011              14,626
                                                             ---------
                                                               (53,187)            (80,469)

    Net change in non-cash working capital balances           (137,934)            (88,506)
                                                             ---------
    Cash flows (used in) operating activities                 (191,121)           (168,975)
                                                             ---------
CASH FLOWS FROM INVESTING ACTIVITY
    Purchase of capital assets                                  (4,385)            (13,073)
                                                             ---------
CASH FLOWS FROM FINANCING ACTIVITY
    Payments to affiliated companies                           (17,692)              7,728
                                                             ---------
DECREASE IN CASH                                              (213,198)           (174,320)

CASH, beginning of period                                      174,969             271,685
                                                             ---------
CASH (DEFICIENCY), end of period                             $ (38,229)          $  97,365
----------------------------------------------------------------------
----------------------------------------------------------------------

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999


1.    GENERAL

      Sportsmark Inc., is a privately owned company which was incorporated on October 20, 1986 under the Alberta Business Corporations Act.


2.    SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION

      The company earns revenue from membership and other fees received from newspaper, magazine and internet-based sports information and sports contest organization services. This revenue is recognized in income when received.

      CAPITAL ASSETS

      Capital assets are recorded at cost and are amortized using the following annual rates and method:

                  Office equipment                -     20% declining balance
                  Computer equipment              -     30% declining balance

      FOREIGN EXCHANGE

      Assets, liabilities, revenue or expenses arising from foreign transactions are translated into Canadian dollars by the use of the exchange rate in effect at that date. At period end monetary items denominated in foreign currency are adjusted to reflect the exchange rate in effect at the period end date and any gain or loss which results is included in the net earnings for that period.


3.    CAPITAL ASSETS

                                                              Accumulated             Net Book
                                                 Cost         Amortization              Value
-----------------------------------------------------------------------------------------------
         Office equipment                   $   20,676        $    16,909             $   3,767
         Computer equipment                    167,351            130,178                37,173
-----------------------------------------------------------------------------------------------
                                            $  188,027        $   147,087             $  40,940
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

4.    DUE TO AFFILIATED COMPANIES

      During the period the company had the following transactions with Sportsmark Holdings Inc. which is owned by certain individuals who are shareholders of the company:

      Balance, beginning of period                                        $    (317,044)
      Foreign exchange adjustment                                                 3,695
                                                                          -------------
      Balance, end of period                                              $    (313,349)
                                                                          -------------
                                                                          -------------

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999


4.    DUE TO AFFILIATED COMPANIES (CONT.)

      During the period the company had the following transactions with Sportsmark Promotions Inc. which is owned by Sportsmark Holdings Inc.:

      Balance, beginning of period                        $        -
      Advances                                                53,970
      Payments received                                      (53,970)
                                                          ----------
      Balance, end of period                              $        -
                                                          ----------
                                                          ----------

      During the period the company had the following transactions with Classroom 2000 Inc. which is owned by Sportsmark Holdings Inc.:

      Balance, beginning of period                        $        -
      Advances                                                14,369
      Payments received                                         (372)
                                                          ----------
      Balance, end of period                              $   13,997
                                                          ----------
                                                          ----------

5.    SHARE CAPITAL

      AUTHORIZED
                  50 Class A common voting shares without nominal or par value
                  50 Class B common non-voting shares without nominal or par value
             Unlimited number of Class C common voting shares
             Unlimited number of Class D preferred non-voting shares with a fixed non-cumulative dividend at the rate of .375% and redeemable at $1,000 per share

      ISSUED
               100 Class C common voting shares                   $        1
             1,200 Class D preferred non-voting shares                     1
                                                                  ----------
                                                                  $        2
                                                                  ----------
                                                                  ----------

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999


6.    INCOME TAX

      The company has non-capital income tax loss carry forwards of approximately $257,274 available to apply against future years taxable income. These non-capital losses expire as follows:

                                    2003                                           $      60,521
                                    2004                                                  60,034
                                    2005                                                  85,108
                                    2006                                                  51,611

7.    COMMITMENTS

      The minimum rentals payable under long-term operating leases, exclusive of certain operating costs for which the company is responsible are as follows:

                                    1999                                           $      66,957
                                    2000                                                  28,086
                                    2001                                                   9,708
                                                                                   -------------
                                                                                   $     104,751
                                                                                   -------------
                                                                                   -------------

8.    SUBSEQUENT EVENTS

      Effective February 1, 1999, the 100 Class C common voting shares and 1200 Class D preferred non-voting shares were sold to Internet Sports Network, Inc. which is an unrelated company.


9.    FINANCIAL INSTRUMENTS

      The company's financial instruments consist of cash, due to affiliated companies and accounts payables. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate carrying values, unless otherwise noted.

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999


10.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


11.   COMPARATIVE FIGURES

      Comparative figures for the two month period ended January 31, 1998 are not shown as the information was not readily obtainable.

                                 SPORTSMARK INC.

                              FINANCIAL STATEMENTS

                           NOVEMBER 30, 1998 AND 1997

                                AUDITORS' REPORT

To the Shareholders of
    Sportsmark Inc.

We have audited the balance sheets of SPORTSMARK INC. as at November 30, 1998 and November 30, 1997 and the statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at November 30, 1998 and November 30, 1997 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles.

                                                "Hudson & Company"
Calgary, Alberta                               HUDSON & COMPANY
June 11, 1999                                  Chartered Accountants

                                 SPORTSMARK INC.
                                 BALANCE SHEETS


NOVEMBER 30                                                    1998                1997
-----------------------------------------------------------------------------------------
                                     ASSETS
CURRENT
  Cash                                                      $ 174,969           $ 102,498
  Accounts receivable                                          95,161             103,535
  Prepaid expenses                                              2,635                   -
                                                            -----------------------------
                                                              272,765             206,033

CAPITAL ASSETS (Note 3)                                        38,565              47,497
                                                            -----------------------------
                                                            $ 311,330           $ 253,530
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                                   LIABILITIES
CURRENT
  Accounts payable                                          $ 153,988           $ 154,013

DUE TO AFFILIATED COMPANIES (Note 4)                          317,044             164,124
                                                            -----------------------------
                                                              471,032             318,137
                                                            -----------------------------

                              SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 5)                                              2                   2

RETAINED EARNINGS (DEFICIT)                                  (159,704)            (64,609)
                                                            -----------------------------
                                                             (159,702)            (64,607)
                                                            -----------------------------
                                                            $ 311,330           $ 253,530
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

APPROVED ON BEHALF OF THE BOARD:

_________________________________, Director

_________________________________, Director

                                 SPORTSMARK INC.


                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS


YEARS ENDED NOVEMBER 30                                     1998                  1997
-----------------------------------------------------------------------------------------
REVENUE                                                 $ 1,164,305           $ 1,370,780
                                                        ---------------------------------
EXPENSES
  Amortization                                               14,626                17,795
  Automobile                                                    604                 4,352
  Computer processing                                       233,045               248,424
  Entertainment                                               4,608                 6,425
  Interest and bank charges                                  16,471                 8,217
  Office                                                     80,977               134,719
  Postage                                                   198,945               187,914
  Professional fees                                          12,810               128,776
  Rent                                                       52,120                52,268
  Royalties                                                  16,453                     -
  Telephone                                                  90,961                92,721
  Travel, advertising and promotion                          55,777               104,864
  Wages and consulting                                      482,003               477,436
                                                        ---------------------------------

                                                          1,259,400             1,463,911
                                                        ---------------------------------

NET EARNINGS (LOSS)                                         (95,095)              (93,131)

RETAINED EARNINGS (DEFICIT), beginning of year              (64,609)               28,522
                                                        ---------------------------------

RETAINED EARNINGS (DEFICIT), end of year                $  (159,704)          $   (64,609)
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                                 SPORTSMARK INC.



                            STATEMENTS OF CASH FLOWS


YEARS ENDED NOVEMBER 30                                          1998                1997
-------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings (loss)                                       $ (95,095)          $ (93,131)
    Item not affecting cash
        Amortization                                             14,626              17,795
                                                              -----------------------------

                                                                (80,469)            (75,336)

    Net change in non-cash working capital balances               5,715             (51,056)
                                                              -----------------------------

    Cash flows (used in) operating activities                   (74,754)           (126,392)
                                                              -----------------------------

CASH FLOWS FROM INVESTING ACTIVITY
    Purchase of capital assets                                   (5,694)            (13,073)
                                                              -----------------------------

CASH FLOWS FROM FINANCING ACTIVITY
    Advances from (payments to) affiliated companies            152,919             (29,722)
                                                              -----------------------------

INCREASE (DECREASE) IN CASH                                      72,471            (169,187)

CASH, beginning of year                                         102,498             271,685
                                                              -----------------------------

CASH, end of year                                             $ 174,969           $ 102,498
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 1998 and 1997


1.    GENERAL

      Sportsmark Inc., is a privately owned company which was incorporated on October 20, 1986 under the Alberta Business Corporations Act.


2.    SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION

      The company earns revenue from membership and other fees received from newspaper, magazine and internet-based sports information and sports contest organization services. This revenue is recognized in income when received.

      CAPITAL ASSETS

      Capital assets are recorded at cost and are amortized using the following annual rates and method:

                  Office equipment            -     20% declining balance
                  Computer equipment          -     30% declining balance

      FOREIGN EXCHANGE

      Assets, liabilities, revenue or expenses arising from foreign transactions are translated into Canadian dollars by the use of the exchange rate in effect at that date. At year end monetary items denominated in foreign currency are adjusted to reflect the exchange rate in effect at the year end date and any gain or loss which results is included in the net earnings for that year.


3.    CAPITAL ASSETS

                                                                                  1998            1997
                                            ------------------------------------------------------------
                                                                   Accumulated
                                                 Cost             Amortization       Net Book Value
                                            ------------------------------------------------------------
         Office equipment                   $    20,675     $     16,776       $    3,899      $  42,803
         Computer equipment                     162,966          128,300           34,666          4,694
                                            ------------------------------------------------------------
                                            $   183,641     $    145,076       $   38,565      $  47,497
                                            ------------------------------------------------------------
                                            ------------------------------------------------------------

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 1998 and 1997


4.    DUE TO AFFILIATED COMPANIES

      During the year the company had the following transactions with Sportsmark Holdings Inc. which is owned by certain individuals who are shareholders of the company:

                                                      1998                1997
                                                   ------------------------------
       Balance, beginning of year                  $ (201,574)         $ (193,846)
       Advanced during the year                      (100,000)                  -
       Foreign exchange adjustment                    (15,470)             (7,728)
                                                   ------------------------------
       Balance, end of year                        $ (317,044)         $ (201,574)
                                                   ------------------------------
                                                   ------------------------------

       During the year the company had the following transactions with Sportsmark Promotions Inc. which is owned by Sportsmark Holdings Inc.:

                                                      1998                1997
                                                   ------------------------------
       Balance, beginning of year                  $        -          $        -
       Revenue                                        134,758              81,750
       Advances                                        27,009                   -
       Payments received                             (161,767)            (81,750)
                                                   ------------------------------
       Balance, end of year                        $        -          $        -
                                                   ------------------------------
                                                   ------------------------------

       During the year the company had the following transactions with Classroom 2000 Inc. which is owned by Sportsmark Holdings Inc.:

                                                      1998                1997
                                                   ------------------------------
       Balance, beginning of year                  $   37,450          $        -
       Revenue and GST                                      -              37,450
       Advances                                        51,149                   -
       Payments received                              (88,599)                  -
                                                   ------------------------------
       Balance, end of year                        $        -          $   37,450
                                                   ------------------------------
                                                   ------------------------------

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 1998 and 1997


5.    SHARE CAPITAL

                                                                             1998         1997
                                                                          ----------------------
      AUTHORIZED
                  50 Class A common voting shares without nominal or
                    par value
                  50 Class B common non-voting shares without nominal
                    or par value
             Unlimited number of Class C common voting shares
             Unlimited number of Class D preferred non-voting shares
                  with a fixed non-cumulative dividend at the rate of
                  .375% and redeemable at $1,000 per share

      ISSUED
                100 Class C common voting shares                          $      1      $      1
             1,200 Class D preferred non-voting shares                           1             1
                                                                          ----------------------

                                                                          $      2      $      2
                                                                          ----------------------
                                                                          ----------------------

6.    INCOME TAX

      The company has non-capital income tax loss carry forwards of approximately $205,663 available to apply against future years taxable income. The non-capital losses expire as follows:

                      2003                                                $   60,521
                      2004                                                    60,034
                      2005                                                    85,108

7.    COMMITMENTS

      The minimum rentals payable under long-term operating leases, exclusive of certain operating costs for which the company is responsible are as follows:

                      1999                                                $   80,195
                      2000                                                    28,086
                      2001                                                     9,708
                                                                          ----------
                                                                          $  117,989
                                                                          ----------
                                                                          ----------

8.    SUBSEQUENT EVENTS

      Effective February 1, 1999, the 100 Class C common voting shares and 1200 Class D preferred non-voting shares were sold to Internet Sports Network, Inc. which is an unrelated company.

                                 SPORTSMARK INC.

                          NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 1998 and 1997


9.    FINANCIAL INSTRUMENTS

      The company's financial instruments consist of cash, accounts receivables, due to affiliated companies and accounts payables. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate carrying values, unless otherwise noted.


10.   UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                           SPORTSMARK PROMOTIONS INC.

                              FINANCIAL STATEMENTS

                                JANUARY 31, 1999

                                AUDITORS' REPORT

To the Shareholder of
    Sportsmark Promotions Inc.

We have audited the balance sheet of SPORTSMARK PROMOTIONS INC. as at January 31, 1999 and the statements of earnings and retained earnings and cash flows for the one month period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at January 31, 1999 and the results of its operations and its cash flows for the one month period then ended in accordance with generally accepted accounting principles.

                                                     "Hudson & Company"
Calgary, Alberta                                     HUDSON & COMPANY
June 7, 1999                                         Chartered Accountants

                           SPORTSMARK PROMOTIONS INC.

                                 BALANCE SHEET

                                JANUARY 31, 1999


--------------------------------------------------------------------
                              ASSETS
CURRENT
  Cash                                                      $ 23,104          $255,928
  Due from affiliated companies (Note 3)                      78,256           (91,728)
                                                            --------
                                                             101,360           164,200

INCORPORATION COSTS                                              936               936
                                                            --------
                                                            $102,296          $167,136
--------------------------------------------------------------------
--------------------------------------------------------------------
                                   LIABILITIES
CURRENT
  Accounts payable                                          $ 11,340          $ 76,084
                                                            --------

                              SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 5)                                           100               100

RETAINED EARNINGS                                             90,856            90,952
                                                            --------
                                                              90,956            91,052
                                                            --------
                                                            $102,296          $167,136
--------------------------------------------------------------------
--------------------------------------------------------------------

APPROVED ON BEHALF OF THE BOARD:

_________________________________, Director

_________________________________, Director

                           SPORTSMARK PROMOTIONS INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS

                FOR THE ONE MONTH PERIOD ENDED JANUARY 31, 1999


---------------------------------------------------------
REVENUE                                         $  50,728

EXPENSES
  Office                                               97                186
                                                ---------
NET EARNINGS (LOSS)                                   (97)           (16,926)

RETAINED EARNINGS, beginning of period             90,953            107,878
                                                ---------

RETAINED EARNINGS, end of period                $  90,856           $ 90,952
---------------------------------------------------------
---------------------------------------------------------

                           SPORTSMARK PROMOTIONS INC.

                            STATEMENT OF CASH FLOWS

                FOR THE ONE MONTH PERIOD ENDED JANUARY 31, 1999

----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings (loss)                                      $     (97)          $ (16,926)

    Net change in non-cash working capital balances            (64,743)              2,124
                                                             ---------
    Cash flows (used in) operating activities                  (64,840)            (14,802)
                                                             ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from shareholder                                    2,000                   -
    Payments to affiliated companies                          (169,984)             76,841
                                                             ---------
    Cash flows from (used in) financing activities            (167,984)             76,841
                                                             ---------
DECREASE IN CASH                                              (232,824)             62,039

CASH, beginning of period                                      255,928             291,867
                                                             ---------
CASH, end of period                                          $  23,104           $ 353,906
----------------------------------------------------------------------
----------------------------------------------------------------------

                           SPORTSMARK PROMOTIONS INC.

                         NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999

1.    GENERAL

      Sportsmark Promotions Inc., is a privately owned company which was incorporated on June 24, 1992 under the State of Delaware and which operates in the State of Arizona. As the company was incorporated in the United States of America and has all of its operations in the United States of America the financial statements are reported in United States dollars.


2.    SIGNIFICANT ACCOUNTING POLICY

      REVENUE RECOGNITION

      The company earns revenue from membership and other fees received from newspaper, magazine and internet-based sports information and sports contest organization services. This revenue is recognized in income when received.


3.    DUE FROM AFFILIATED COMPANIES

      During the period, the company had the following transactions with Sportsmark Promotions International Inc. which is owned by Sportsmark Holdings Inc.:

      Balance , beginning of period                               $ (91,728)
      Advances                                                       24,422
      Repayments                                                    145,562
                                                                  ---------
      Balance, end of period                                      $  78,256
                                                                  ---------


      During the period, the company had the following transactions with Sportsmark Inc. which has certain shareholders who are also shareholders of Sportsmark Holdings Inc.:

      Balance , beginning of period                               $       -
      Advances                                                       52,127
      Repayments                                                    (52,127)
                                                                  ---------
      Balance, end of period                                      $       -
                                                                  ---------

4.    DUE FROM SHAREHOLDER

      During the period, the company had the following transactions with Sportsmark Holdings Inc.:

      Balance , beginning of period                               $   2,000
      Repayments                                                     (2,000)
                                                                  ---------
      Balance, end of period                                      $       -
                                                                  ---------

                           SPORTSMARK PROMOTIONS INC.

                         NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999

5.    SHARE CAPITAL


      AUTHORIZED
             10,000  voting shares

      ISSUED
                100 voting shares                                 $     100
                                                                  ---------

6.    INCOME TAXES

      The company has net operating loss carry forwards of approximately $16,928 which are available to apply against future years taxable income in the State of Arizona. These carry forwards expire in 2003.


7.    SUBSEQUENT EVENTS

      Effective February 1, 1999, the 100 voting shares were sold to Internet Sports Network, Inc. which is an unrelated company.


8.    FINANCIAL INSTRUMENTS

      The company's financial instruments consist of cash, due from affiliated companies and accounts payables. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risk arising from these financial instruments. The fair value of these financial instruments approximate carrying values, unless otherwise noted.


9.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


10.   COMPARATIVE FIGURES

      Comparative figures for the one month period ended January 31, 1998 are not shown as the information was not readily obtainable.

                           SPORTSMARK PROMOTIONS INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                                AUDITORS' REPORT

To the Shareholder of
    Sportsmark Promotions Inc.

We have audited the balance sheets of SPORTSMARK PROMOTIONS INC. as at December 31, 1998 and December 31, 1997 and the statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1998 and December 31, 1997 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles.

                                                "Hudson & Company"
Calgary, Alberta                               HUDSON & COMPANY
June 7, 1999                                   Chartered Accountants

                             SPORTSMARK PROMOTIONS INC.

                                   BALANCE SHEETS


DECEMBER 31                                                 1998              1997
---------------------------------------------------------------------------------------
                                     ASSETS
CURRENT

  Cash                                                      $255,928          $375,469
  Due from shareholder (Note 4)                                2,000             2,000
                                                           ----------------------------
                                                             257,928           377,469

INCORPORATION COSTS                                              936               936
                                                           ----------------------------
                                                            $258,864          $378,405
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                   LIABILITIES
CURRENT
  Accounts payable                                          $ 76,083          $134,428
  Income taxes payable                                             -             1,405
  Due to affiliated companies (Note 3)                        91,728           134,593
                                                            --------------------------
                                                             167,811           270,426
                                                            --------------------------
                              SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 5)                                           100               100

RETAINED EARNINGS                                             90,953           107,879
                                                            --------------------------
                                                              91,053           107,979
                                                            --------------------------
                                                            $258,864          $378,405
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

APPROVED ON BEHALF OF THE BOARD:

_________________________________, Director

_________________________________, Director

                           SPORTSMARK PROMOTIONS INC.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS


YEARS ENDED DECEMBER 31                       1998                1997
----------------------------------------------------------------------------
REVENUE                                       $  50,728           $ 109,590
                                              ------------------------------
EXPENSES
  Consulting fees                                50,000             101,000
  Interest and bank charges                           -                 851
  Office                                            186                 268
  Professional fees                              17,468               1,429
                                              ------------------------------
                                                 67,654             103,548
                                              ------------------------------
Earnings (loss) before income taxes             (16,926)              6,042

INCOME TAXES                                          -               1,405
                                              ------------------------------
NET EARNINGS (LOSS)                             (16,926)              4,637

RETAINED EARNINGS, beginning of year            107,879             103,242
                                              ------------------------------
RETAINED EARNINGS, end of year                $  90,953           $ 107,879
----------------------------------------------------------------------------
----------------------------------------------------------------------------

                           SPORTSMARK PROMOTIONS INC.

                            STATEMENTS OF CASH FLOWS


YEARS ENDED DECEMBER 31                                       1998                1997
--------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net earnings (loss)                                       $ (16,926)          $   4,637

    Net change in non-cash working capital balances             (59,750)             (6,611)
                                                              ------------------------------
    Cash flows (used in) operating activities                   (76,676)             (1,974)
                                                              ------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from (payments to) affiliated companies            (42,865)             85,576
                                                              ------------------------------
INCREASE (DECREASE) IN CASH                                    (119,541)             83,602

CASH, beginning of year                                         375,469             291,867
                                                              -----------------------------
CASH, end of year                                             $ 255,928           $ 375,469
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

                           SPORTSMARK PROMOTIONS INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 and 1997


1.    GENERAL

      Sportsmark Promotions Inc., is a privately owned company which was incorporated on June 24, 1992 under the State of Delaware and which operates in the State of Arizona. As the company was incorporated in the United States of America and has all of its operations in the United States of America the financial statements are reported in United States dollars.

2.    SIGNIFICANT ACCOUNTING POLICY

      REVENUE RECOGNITION

      The company earns revenue from membership and other fees received from newspaper, magazine and internet-based sports information and sports contest organization services. This revenue is recognized in income when received.

3     DUE TO AFFILIATED COMPANIES

      During the year the company had the following transactions with Sportsmark Inc. which has certain shareholders who are also shareholders of Sportsmark Holdings Inc.:

                                                                                               1998               1997
                                                                                         ------------------------------
      Balance, beginning of year                                                          $  49,735       $
      Consulting fees                                                                        50,000             101,000
      Advances                                                                               10,228               8,735
      Repayments                                                                           (109,963)            (60,000)
                                                                                         -------------------------------
      Balance, end of year                                                                $       -           $  49,735
                                                                                         ------------------------------
                                                                                         ------------------------------

      During the year the company had the following transactions with Sportsmark Promotions International Inc. which is owned by Sportsmark Holdings Inc.:

                                                                                             1998                1997
                                                                                          ------------------------------
      Balance, beginning of year                                                          $  84,858           $  49,017
      Revenue                                                                                50,728             109,590
      Advances                                                                              290,211             183,812
      Repayments                                                                           (334,069)           (257,561)
                                                                                          ------------------------------
      Balance, end of year                                                                $  91,728           $  84,858
                                                                                         ------------------------------
                                                                                         ------------------------------

      During the year the company had the following transactions with Classroom 2000 Inc. which is owned by Sportsmark Holdings Inc.:

                                                                                             1998                1997
                                                                                          -------------------------------
      Balance, beginning of year                                                          $            -      $       -
      Advances                                                                                7,000                   -
      Repayments                                                                             (7,000)                  -
                                                                                          -------------------------------
      Balance, end of year                                                                $            -      $       -
                                                                                         ------------------------------
                                                                                         ------------------------------

                           SPORTSMARK PROMOTIONS INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 and 1997


4.    DUE FROM SHAREHOLDER

      In a prior year the company advanced Sportsmark Holdings Inc. $2,000, with no fixed terms of repayment.


5.    SHARE CAPITAL

                                                                                          1998               1997
                                                                                      -----------------------------
      AUTHORIZED
             10,000 voting shares

      ISSUED
                 100 voting shares                                                    $    100            $    100
                                                                                      -----------------------------
                                                                                      -----------------------------

6.    INCOME TAXES

      The company has net operating loss carry forwards of approximately $16,928 which are available to apply against future years taxable income in the State of Arizona. These carry forwards expire in 2003.


7.    SUBSEQUENT EVENTS

      Effective February 1, 1999, the 100 voting shares were sold to Internet Sports Network, Inc. which is an unrelated company.


8.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                           SPORTSMARK PROMOTIONS INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 and 1997


9.    FINANCIAL INSTRUMENTS

      The company's financial instruments consist of cash, due from shareholder, due to affiliated companies and accounts payables. Unless otherwise noted, it is management's opinion that the company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate carrying values, unless otherwise noted.


10.   COMPARATIVE FIGURES

      Certain changes have been made to the comparative figures to correspond with current year presentation.

                              FINANCIAL STATEMENTS

                              PICKEM SPORTS, INC.



                              DECEMBER 31, 1998

                                AUDITORS' REPORT


To the Shareholders of
PICKEM SPORTS, INC.

We have audited the accompanying balance sheets of PICKEM SPORTS, INC. as of December 31, 1998 and 1997, and the related accompanying statements of operations and comprehensive income, shareholders' equity and cash flows for the year ended December 31, 1998 and the period from date of incorporation, March 1, 1997, to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from date of incorporation, March 1, 1997, to December 31, 1997 in conformity with generally accepted accounting principles in the United States.


Toronto, Canada,                                    "Ernst & Young LLP"
June 11, 1999.                                    Chartered Accountants

PICKEM SPORTS, INC.

                                 BALANCE SHEETS
                                 [U.S. dollars]


As at December 31


                                                      1998            1997
                                                        $               $
--------------------------------------------------------------------------
ASSETS
CURRENT
Cash and cash equivalents                            1,395             868
Accounts receivable                                 12,200              --
Prepaid expenses                                       800           2,000
--------------------------------------------------------------------------
                                                    14,395           2,868
Equipment, net [NOTE 3]                              4,226           5,434
--------------------------------------------------------------------------
                                                    18,621           8,302
--------------------------------------------------------------------------
--------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable                                        --           2,850
Accrued liabilities                                     --           4,403
--------------------------------------------------------------------------
                                                        --           7,253
--------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Capital stock
   Authorized
     2,000 common shares with no par value
   Issued
     300 common shares                                  --              --
Retained earnings                                   18,621           1,049
--------------------------------------------------------------------------
                                                    18,621           1,049
--------------------------------------------------------------------------
--------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

PICKEM SPORTS, INC.

                          STATEMENTS OF OPERATIONS AND
                              COMPREHENSIVE INCOME
                                 [U.S. dollars]

                                                                   PERIOD FROM
                                                                     DATE OF
                                                                 INCORPORATION,
                                                                 MARCH 1, 1997,
                                              YEAR ENDED               TO
                                             DECEMBER 31,         DECEMBER 31,
                                                 1998                 1997
                                                  $                    $
------------------------------------------------------------------------------
REVENUE                                           211,183           65,200
------------------------------------------------------------------------------

EXPENSES
Prize commitments and other direct costs           35,292           17,909
Wages and salaries                                107,115               --
Consulting fees                                     5,374              631
Advertising                                            --            2,396
Depreciation                                       15,913           18,604
Interest and bank charges                              10               --
General and administrative                         29,907           24,611
------------------------------------------------------------------------------
                                                  193,611           64,151
------------------------------------------------------------------------------
NET EARNINGS AND COMPREHENSIVE INCOME              17,572            1,049
------------------------------------------------------------------------------
------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

PICKEM SPORTS, INC.

                        STATEMENT OF SHAREHOLDERS' EQUITY
                                 [U.S. dollars]


                                          COMMON
                                        SHARES AND
                                        ADDITIONAL
                                          PAID-IN           RETAINED
                                          CAPITAL           EARNINGS         TOTAL
                                             $                  $               $
----------------------------------------------------------------------------------
BALANCE, MARCH 1, 1997                      --                   --             --
Net earnings                                --                1,049          1,049
----------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                  --                1,049          1,049
Net earnings                                --               17,572         17,572
----------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                  --               18,621         18,621
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

PICKEM SPORTS, INC.

                            STATEMENTS OF CASH FLOWS
                                 [U.S. dollars]

                                                                                       PERIOD FROM
                                                                                         DATE OF
                                                                                     INCORPORATION,
                                                                                     MARCH 1, 1997,
                                                                  YEAR ENDED               TO
                                                                 DECEMBER 31,         DECEMBER 31,
                                                                     1998                 1997
                                                                       $                   $
-------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net earnings                                                           17,572               1,049
Adjustment to reconcile net earnings to
   cash provided by operating activities
   Depreciation                                                        15,913              18,604
Changes in other operating assets and liabilities
   Increase in accounts receivable                                    (12,200)                 --
   Decrease (increase) in prepaid expenses                              1,200              (2,000)
   Increase (decrease) in accounts payable                             (2,850)              2,850
   Increase (decrease) in accrued liabilities                          (4,403)              4,403
-------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                  15,232              24,906
-------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of equipment                                                 (14,705)            (24,038)
-------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                     (14,705)            (24,038)
-------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS DURING THE PERIOD               527                 868
Cash and cash equivalents, beginning of period                            868                  --
-------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                1,395                 868
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Cash interest paid                                                         --                  --
Cash taxes paid                                                           866                 700
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

PICKEM SPORTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
       [All dollar and share amounts in thousands, except per share data]


December 31, 1998


1. NATURE AND CONTINUANCE OF OPERATIONS

The business of Pickem Sports, Inc. [the "Company"] consists of adaptable software used to compile data in sports contests.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of its holdings of cash held by one deposit taking institution. The Company manages its credit risk by depositing its cash in high-quality, regulated deposit taking institutions.

LONG-LIVED ASSETS

In accordance with Financial Accounting Standards Board ["FASB"] Statement of Financial Accounting Standard ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of fixed assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on discounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

ADVERTISING COSTS

The cost of advertising is expensed as incurred.

PICKEM SPORTS, INC.

                           NOTES TO FINANCIAL STATEMENTS
           [All dollar and share amounts in thousands, except per share data]

December 31, 1998


COMPREHENSIVE INCOME (LOSS)

As of May 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There are no items of comprehensive income (loss) that require additional reporting.

EQUIPMENT

Equipment is recorded at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the declining balance basis at the following rates:

Office equipment and furniture   20%
Computer equipment               30%

REVENUE RECOGNITION

The Company earns revenue from membership and other fees received for sports contest organization services. Membership fees are received prior to the beginning of a particular sport season or event and recorded as deferred income until recognized in income ratably over the season or upon completion of the event.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and accrued liabilities. It is management's opinion that the Company is not exposed to significant interest currency or credit risks arising from these financial instruments. The carrying values of these current assets and liabilities approximate their fair values due to their immediate or short-term nature.

INCOME TAXES

The Company has elected Subchapter S status for corporate income tax purposes. Under this election, taxable loss and tax attributes pass through the Company to the personal income tax returns of the shareholders. Accordingly, income taxes have not been recorded in the Company's financial statements for 1998 and 1997.

PICKEM SPORTS, INC.

                               NOTES TO FINANCIAL STATEMENTS
           [All dollar and share amounts in thousands, except per share data]

December 31, 1998


EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

New accounting pronouncements having relative applicability to the Company include Statements of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits", effective for fiscal years beginning after December 15, 1998 and No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 2000. SFAS No. 132 revises employers' disclosures about pension and other post-retirement benefit plans. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheets at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS Nos. 132 and 133 will have a material impact on its financial statements because the Company does not provide for pension or other post-retirement benefits, nor does it currently hold any derivative instruments. Adoption of these statements will not impact the Company's financial position, results of operations or cash flows and any effect will be limited to the form and content of disclosures.

Additionally, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" and Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", which are effective for fiscal years beginning after December 15, 1998. Adoption of these standards is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

3. EQUIPMENT

Equipment consists of the following:

                                                   1998               1997
                                                     $                  $
--------------------------------------------------------------------------
Computer equipment                               36,054             24,038
Office equipment and furniture                    2,689                 --
--------------------------------------------------------------------------
                                                 38,743             24,038
Less accumulated depreciation                    34,517             18,604
--------------------------------------------------------------------------
EQUIPMENT, NET                                    4,226              5,434
--------------------------------------------------------------------------
--------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

                              INNOVATION PARTNERS INC.




                              DECEMBER 31, 1998

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders of
INNOVATION PARTNERS INC.

We have audited the accompanying balance sheet of INNOVATION PARTNERS INC. as of December 31, 1998, and the related accompanying statements of operations and comprehensive loss, shareholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

Toronto, Canada,                                   "Ernst & Young LLP"
September 3, 1999.                                Chartered Accountants

INNOVATION PARTNERS INC.

                                  BALANCE SHEET
                           [Expressed in U.S. dollars]


As at December 31


                                                                    1998
                                                                      $
------------------------------------------------------------------------
ASSETS
CURRENT
Cash and cash equivalents                                         97,576
Accounts receivable                                               42,168
------------------------------------------------------------------------
                                                                 139,744
Equipment, net [NOTE 3]                                           28,305
------------------------------------------------------------------------
                                                                 168,049
------------------------------------------------------------------------
------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT
Accounts payable                                                  81,497
Accrued prizes payable                                           143,675
Deferred revenue                                                   3,658
Loans payable                                                     15,424
Stock repurchase agreement payable [NOTE 4]                       14,400
------------------------------------------------------------------------
                                                                 258,654
------------------------------------------------------------------------
SHAREHOLDERS' DEFICIENCY
Capital stock
   Authorized
     9,000 common shares with par value of $1
   Issued
     8,190 common shares                                           8,190
Additional paid-in capital                                        36,764
Deficit                                                         (135,559)
------------------------------------------------------------------------
                                                                 (90,605)
------------------------------------------------------------------------
                                                                 168,049
------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INNOVATION PARTNERS INC.

                           STATEMENT OF OPERATIONS AND
                               COMPREHENSIVE LOSS
                           [Expressed in U.S. dollars]


Year ended December 31


                                                                    1998
                                                                      $
------------------------------------------------------------------------
REVENUE                                                        1,257,255
------------------------------------------------------------------------
EXPENSES
Prize commitments and other direct costs                         283,036
Wages and salaries                                               222,559
Advertising                                                      128,747
Postage and production costs                                      97,278
Write-off of bad debts                                            69,437
Printing and reproduction                                         68,111
Travel and entertainment                                          53,578
Licensing fees                                                    37,172
Depreciation                                                      32,630
Telephone                                                         32,253
Internet services                                                 27,971
Interest and bank charges                                          4,945
General and administrative                                       272,882
------------------------------------------------------------------------
                                                               1,330,599
------------------------------------------------------------------------
NET LOSS AND COMPREHENSIVE LOSS                                  (73,344)
------------------------------------------------------------------------
------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INNOVATION PARTNERS INC.

                      STATEMENT OF SHAREHOLDERS' DEFICIENCY
                           [Expressed in U.S. dollars]

Year ended December 31

                                                                   1998
                                          -------------------------------------------------------
                                                       ADDITIONAL
                                          CAPITAL        PAID-IN
                                           STOCK         CAPITAL           DEFICIT          TOTAL
                                             $              $                 $                $
-------------------------------------------------------------------------------------------------
BALANCE, BEGINNING OF YEAR                  9,000          57,554          (62,215)         4,339
Stock redemptions                            (810)        (20,790)              --        (21,600)
Net loss for the year                          --              --          (73,344)       (73,344)
-------------------------------------------------------------------------------------------------
BALANCE, END OF YEAR                        8,190          36,764         (135,559)       (90,605)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INNOVATION PARTNERS INC.

                             STATEMENT OF CASH FLOWS
                           [Expressed in U.S. dollars]


Year ended December 31


                                                              1998
                                                                $
------------------------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                   (73,344)
Adjustment to reconcile net loss to
   cash provided by operating activities:
   Depreciation                                             32,630
Changes in non-cash working capital
   balances related to operations
   Accounts receivable                                     (42,168)
   Accounts payable                                        (58,530)
   Accrued prizes payable                                  143,675
   Deferred revenue                                          3,658
------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                        5,921
------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of equipment                                      (41,427)
------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                          (41,427)
------------------------------------------------------------------

FINANCING ACTIVITIES
Repayment of loans payable                                 (48,493)
Repayment of stock repurchase agreements payable            (7,200)
------------------------------------------------------------------
CASH USED IN FINANCING ACTIVITIES                          (55,693)
------------------------------------------------------------------

NET DECREASE IN CASH DURING THE YEAR                       (91,199)
Cash and cash equivalents, beginning of year               188,775
------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR                      97,576
------------------------------------------------------------------
------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE
Cash interest paid                                           3,401
Cash taxes paid                                                 --

NON-CASH TRANSACTIONS
Stock redemption agreements
   Capital stock                                              (810)
   Additional paid in Capital                              (20,790)
   Stock redemption agreement payable                       21,600
------------------------------------------------------------------
------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

INNOVATION PARTNERS INC.

                          NOTES TO FINANCIAL STATEMENTS
                           [Expressed in U.S. dollars]



1. NATURE AND CONTINUANCE OF OPERATIONS

Innovation Partners Inc., doing business as Sports Buff, was incorporated in 1993 under the laws of the State of Wisconsin and its principal business activities include conducting and administering sports contest services through the Internet and the newspaper media.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of its holdings of cash held by deposit taking institutions. The Company manages its credit risk by depositing its cash in high-quality, regulated deposit taking institutions.

LONG-LIVED ASSETS

In accordance with Financial Accounting Standards Board ["FASB"] Statement of Financial Accounting Standard ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of fixed assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on discounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

ADVERTISING COSTS

The cost of advertising is expensed as incurred.

INNOVATION PARTNERS INC.

                           NOTES TO FINANCIAL STATEMENTS
                            [Expressed in U.S. dollars]



COMPREHENSIVE INCOME (LOSS)

The Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There are no items of comprehensive income (loss) that require additional reporting.

EQUIPMENT

Equipment is recorded at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets using the declining balance basis at the following annual rates:

Office equipment and furniture              20%
Computer equipment                          30%

REVENUE RECOGNITION

The Company earns revenue from membership and other fees received for sports contest organization services. Membership fees are received prior to the beginning of a particular sport season or event and recorded as deferred income until recognized in income ratably over the season or upon completion of the event.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued prizes payable. It is management's opinion that the Company is not exposed to significant interest currency or credit risks arising from these financial instruments. The carrying values of these current assets and liabilities approximate their fair values due to their immediate or short-term nature.

INCOME TAXES

The Company is an S Corporation for corporate income tax purposes. Under this election, taxable income and tax attributes pass through the Company to the personal income tax returns of the shareholders. Accordingly, income taxes have not been recorded in the Company's financial statements for the year ended December 31,1998.

INNOVATIVE PARTNERS INC.

                          NOTES TO FINANCIAL STATEMENTS
                           [Expressed in U.S. dollars]



EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

New accounting pronouncements having relative applicability to the Company include Statements of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits", effective for fiscal years beginning after December 15, 1998 and No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 2000. SFAS No. 132 revises employers' disclosures about pension and other post-retirement benefit plans. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheets at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS Nos. 132 and 133 will have a material impact on its financial statements because the Company does not provide for pension or other post-retirement benefits, nor does it currently hold any derivative instruments. Adoption of these statements will not impact the Company's financial position, results of operations or cash flows and any effect will be limited to the form and content of disclosures.

Additionally, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" and Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", which are effective for fiscal years beginning after December 15, 1998. Adoption of these standards is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

3. EQUIPMENT

Equipment consists of the following:

                                                           1998
                                                             $
---------------------------------------------------------------
Computer equipment                                       96,143
Office equipment and furniture                           13,853
---------------------------------------------------------------
                                                        109,996
Less accumulated depreciation                            81,691
---------------------------------------------------------------
EQUIPMENT, NET                                           28,305
---------------------------------------------------------------
---------------------------------------------------------------

INNOVATION PARTNERS INC.

                              NOTES TO FINANCIAL STATEMENTS
                               [Expressed in U.S. dollars]



4. STOCK REDEMPTION AGREEMENTS

In August 1998, two shareholders elected to redeem all or a portion of their shares of capital stock. The Company purchased and immediately cancelled 810 shares of capital stock at a purchase price of $26.67 from the two shareholders. The proceeds were agreed to be repayable by the Company in twelve equal monthly installments. At December 31, 1998, $14,400 representing the final eight monthly payments of $1,800, pursuant to the stock redemption agreements was outstanding.

5. SUBSEQUENT EVENT

Effective June 30, 1999, the Company was merged with ISN Wisconsin, with ISN Wisconsin being the surviving entity. ISN Wisconsin is a wholly-owned subsidiary of Internet Sports Network Inc. a Florida Corporation.